As  filed  with  the  Securities  and  Exchange  Commission  on  March 18, 2005
                                                   Registration  No.
                                                                    -----------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                PATHOGENICS, INC.
    -------------------------------------------------------------------------
                 (Name of small business issuer in its charter)

        Delaware                      2833                        13-3995202
  ---------------------          ----------------               ---------------
 (State or jurisdiction         (Primary Standard                (IRS Employer
  of incorporation or              Industrial                    Identification
     organization)               Classification                        No.)
                                  Code Number)

                           99 Derby Street, Suite 200
                                Hingham, MA 02043
                                 (781) 556-1090
-------------------------------------------------------------------------------
(Address and telephone number of principal executive offices and principal place of business or intended principal place of business)

              Fredric P. Zotos, President & Chief Executive Officer
                           99 Derby Street, Suite 200
                                Hingham, MA 02043
                                 (781) 556-1090
   ---------------------------------------------------------------------------
            (Name, address and telephone number of agent for service)

                                With copies to:
                         David M. Loev, Attorney at Law
                         2777 Allen Parkway, Suite 1000
                                Houston, TX 77019
                              (713) 524-4110 Tel.
                               (713) 524-4122 Fax

Approximate date of proposed sale to the public: as soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. ( )

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ( )

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ( )

If delivery of the Prospectus is expected to be made pursuant to Rule 434, check the following box. ( ).


CALCULATION OF REGISTRATION FEE

Title of Each           Amount         Proposed Maximum       Proposed Maximum       Amount of
Class of Securities     Being          Price Per Share(1)     Aggregate Price(2)     Registration
To be Registered        Registered                                                   Fee
--------------------------------------------------------------------------------------------------
Common Stock            14,224,138           $0.10             $1,422,413.80           $180.22
0.001 par value(3)

Common Stock               900,000           $0.10             $   90,000.00           $ 11.40
0.001 par value
--------------------------------------------------------------------------------------------------
       Total            15,124,138           $0.10             $1,512,413.80           $191.62

(1) The offering price is the stated, fixed price of $.10 per share until the securities are quoted on the OTC Bulletin Board for the purpose of calculating the registration fee pursuant to Rule 457.
(2) This amount has been calculated based upon Rule 457(c) and the amount is only for purposes of determining the registration fee, the actual amount received by a selling shareholder will be based upon fluctuating market prices once the securities are quoted on the OTC Bulletin Board.
(3) Represents shares underlying the Convertible Preferred Stock, which are convertible into shares of the Company's Common Stock at $0.029 per share.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                   PROSPECTUS

                                PATHOGENICS, INC.
                   RESALE OF 15,124,138 SHARES OF COMMON STOCK

     The selling stockholders listed on page 68 may offer and sell up to 15,124,138 shares of our Common Stock under this Prospectus for their own account. Shares offered by the selling stockholders may be sold by one or more of the following methods:

     -    ordinary  brokerage transactions in which a broker solicits purchases;
          and
     - face to face transactions between the selling stockholders and purchasers without a broker.

      A current Prospectus must be in effect at the time of the sale of the shares of Common Stock discussed above. We will not receive any proceeds from the resale of Common Stock by the selling stockholders. The selling stockholders will be responsible for any commissions or discounts due to brokers or dealers. We will pay all of the other offering expenses.

     We currently lack a public market for our Common Stock. Selling shareholders will sell at a price of $0.10 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. If before the Company's shares are quoted on the OTC Bulletin Board, selling shareholders wish to sell at a price different from $0.10 per share, we will file a post-effective amendment beforehand.

     Each selling stockholder or dealer selling the Common Stock is required to deliver a current Prospectus upon the sale. In addition, for the purposes of the Securities Act of 1933, selling stockholders may be deemed underwriters.
Therefore, the selling stockholders may be subject to statutory liabilities if the registration statement, which includes this Prospectus, is defective by virtue of containing a material misstatement or failing to disclose a statement of material fact. We have not agreed to indemnify any of the selling stockholders regarding such liability.

     THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A COMPLETE LOSS. WE URGE YOU TO READ THE "RISK FACTORS" SECTION BEGINNING ON PAGE 7, ALONG WITH THE REST OF THIS PROSPECTUS BEFORE YOU MAKE YOUR INVESTMENT DECISION.

     NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                    THE DATE OF THIS PROSPECTUS IS         , 2005
                                                   --------
                                TABLE OF CONTENTS

Prospectus Summary                                                       5
Summary Financial Data                                                   7
Risk Factors                                                             7
Use of Proceeds                                                         13
Dividend Policy                                                         14
Legal Proceedings                                                       14
Directors, Executive Officers, Promoters and Control Persons            14
Security Ownership of Certain Beneficial Owners and Management          17
Interest of Named Experts and Counsel                                   18
Indemnification of Directors and Officers                               18
Description of Business                                                 19
Management's Discussion and Analysis of Financial Condition
  and Results of Operations                                             34
Description of Property                                                 38
Certain Relationships and Related Transactions                          38
Executive Compensation                                                  39
Financial Statements                                                    40
Changes in and Disagreements with Accountants on Accounting
  and Financial Disclosure                                              62
Descriptions of Capital Stock                                           62
Shares Available for Future Sale                                        67
Plan of Distribution and Selling Stockholders                           68
Market for Common Equity and Related Stockholder Matters                71
Legal Matters                                                           71
Part II                                                                 71

PART I - INFORMATION REQUIRED IN PROSPECTUS

                               PROSPECTUS SUMMARY

     The following summary highlights material information found in more detail elsewhere in the Prospectus. It does not contain all the information you should consider. As such, before you decide to buy our Common Stock, in addition to the following summary, we urge you to carefully read the entire Prospectus, especially the risks of investing in our Common Stock as discussed under "Risk Factors." In this Prospectus, the terms "we," "us," "our," "Company," and "Pathogenics" refer to Pathogenics, Inc., a Delaware corporation, and unless the context otherwise requires, "Common Stock" refers to the Common Stock, par value $0.001 per share, of Pathogenics, Inc. and "Preferred Stock" refers to the Preferred Stock, par value $0.001 per share of Pathogenics, Inc.

     The following summary is qualified in its entirety by the detailed information appearing elsewhere in this Prospectus. The securities offered hereby are speculative and involve a high degree of risk. See "Risk Factors."

     We are a biopharmaceutical company engaged in the acquisition, development and commercialization of novel therapeutics that have potential significant commercial viability and that target certain unmet market needs. The Company does not initiate any in-house research or development programs but instead outsources as many activities as possible, thereby minimizing fixed costs and maximizing development flexibility. We believe that this business model allows a flexible approach to partnering during the development process.

     Our initial therapeutic focus is on developing novel compounds that treat widespread diseases without promoting drug resistance. The Company believes that its focus on the anti-infective therapeutic market has several advantages including the fact that 1) the threat of antibiotic resistance has become so severe that certain infections could soon be untreatable creating significant demand for new treatments, 2) Clinical trials are relatively uncomplicated for anti-infectives because they typically have clear defined endpoints because endpoints are curative rather than palliative and anti-infectives are usually administered for relatively short periods which reduces costs and time to market of new drugs and 3) broad-spectrum, multi-indication anti-infective drugs generally have potential annual sales of $1 billion within three years of market introduction.

     The Company is currently developing N-Chlorotaurine ("NCT"), a novel anti-infective for the treatment of several topical and body cavity indications. NCT's ability to produce an affect has already been established in several Phase II clinical pilot studies in Europe (described in further detail under "Description of Business"), including Rhinosinusitis, viral conjunctivitis, otitis externa (swimmer's ear) and crural ulcers. Treatment of Rhinosinusitis and ear infections are the most common reason for outpatient antibiotic prescriptions, and conjunctivitis is considered the most common reason for non-traumatic eye complaints. The Company believes that NCT represents a unique and optimal compromise between sufficient microbicidal activity and low toxicity and is therefore ideally suited for the local treatment of infections in humans.

     On February 18, 2005, the Company entered into a Registration Rights Agreement with William K. Mackey in connection with a Consulting Agreement entered into between the Company and Mr. Mackey on September 29, 2004, whereby the Company agreed to give Mr. Mackey piggyback registration rights to Mr. Mackey's 900,000 shares of the Company's Common Stock, which are included in this Registration Statement ("Consulting Agreement").

     Additionally, on February 18, 2005, the Company entered into a Securities Purchase Agreement ("SP Agreement") with five (5) entities (collectively the "Purchasers"). In connection with the Securities Purchase Agreement, the Purchasers agreed to purchase Two Hundred and Seventy Five Thousand dollars ($275,000) of Convertible Preferred Stock ("Convertible Preferred Stock") of the Company, which is convertible into shares of the Company's Common Stock at a per share conversion price of $0.029 per share ("Conversion Price"). The Purchasers will purchase the Convertible Preferred Stock of the Company in four (4) tranches, the first of which was February 23, 2005, at which time the Company received an aggregate of $45,000 from the Purchasers in return for 1,637 shares of the Company's Convertible Preferred Stock, the second of which will be five
(5) business days from the date this Registration Statement is filed, at which time the Company will receive an aggregate of $50,000 from the Purchasers in return for 1,818 shares of the Company's Convertible Preferred Stock, the third of which will be five (5) business days from the date the Company's Registration Statement is declared effective with the Securities and Exchange Commission ("SEC"), at which time the Company will receive an aggregate of $60,000 from the Purchasers in return for 2,182 shares of the Company's Convertible Preferred Stock, and the fourth and final tranche will be the thirtieth (30) business day after the Company's Registration Statement becomes effective with the SEC, at which time the Company will receive an aggregate of $120,000 from the Purchasers in return for 4,363 shares of the Company's Convertible Preferred Stock. At the completion of the fourth tranche the Company will have received $275,000 in return for 10,000 shares of the Company's Convertible Preferred Stock.

     This Registration Statement includes the 900,000 shares of Common Stock in connection with the Registration Rights Agreement and 150% of the shares of Common Stock issuable upon conversion of the Convertible Preferred Stock, to take into account dividends which will accrue on the Convertible Preferred Stock and which may be converted at the option of the Convertible Preferred Stock holders into shares of the Company's Common Stock and adjustments to the Conversion Rate (defined below under "Description of Business"), in connection with changes in the Company's capitalization.

     Our principal executive offices are located at 99 Derby Street, Suite 200, Hingham, MA 02043. Our telephone number is (781) 556-1090. The Company's website address is www.pathogenics.com(and includes information the Company does not intend to include as part of this Prospectus).

                             SUMMARY FINANCIAL DATA

     You should read the summary financial information presented below, which is taken from the unaudited pro forma financial information of Pathogenics, Inc. and Tyrol Therapeutics, LLC, for the year ended December 31, 2004, which are presented as if the Reorganization, defined under "Description of Business," occurred as of December 31, 2004, in conjunction with our plan of operation, financial statements and related notes to the financial statements, each appearing elsewhere in this Prospectus.


              SUMMARY CONSOLIDATED FINANCIAL INFORMATION

                                                      FOR THE YEAR
                                                          ENDED
                                                       DECEMBER 31,
STATEMENT OF EXPENSES                                      2004
---------------------                            ------------------------
Operating Expenses
           General & Administrative                    $     17,059
                                                 ------------------------
              Total                                    $     17,059
                                                 ------------------------

     Net Loss                                          $     17,059
                                                 ------------------------

BALANCE SHEET DATA                               AS OF DECEMBER 31, 2004
------------------                               ------------------------

Total Assets                                           $      45,076
                                                 ------------------------

Total Liabilities                                      $      42,630
                                                 ------------------------

Stockholders' Capital                                          2,446
                                                 ------------------------

                                                       $      45,076
                                                 ========================

                                  RISK FACTORS

     The securities offered herein are highly speculative and should only be purchased by persons who can afford to lose their entire investment in Pathogenics, Inc. You should carefully consider the following risk factors and other information in this Prospectus before deciding to become a holder of our Common Stock. If any of the following risks actually occur, our business and financial results could be negatively affected to a significant extent.
     The Company's business is subject to many risk factors, including the following (references to "our," "we," and words of similar meaning in these Risk Factors refer to the Company).

     The Financial Information presented throughout this Registration Statement is taken from the Company's unaudited pro forma financial statements, provided under the heading "Financial Statements," unless otherwise stated.

RISK OF CONTINUING OUR OPERATIONS WITHOUT ADDITIONAL FINANCING AND/OR IN THE EVENT WE ARE FORCED TO PAY PENALTIES TO THE CONVERTIBLE PREFERRED STOCK HOLDERS

     We depend to a great degree on the ability to attract external financing in order to develop the Company's patent rights in connection with N-Chlorotaurine ("NCT"). As a development stage company, we have had no revenues or profits to date and had $42,630 of liabilities and a deficit of $42,554 as of December 31, 2004. Currently, the Company believes it will have enough money to continue its business operations until the fourth quarter of 2005, assuming the Five (5) entities pay the $50,000 which they are required to, pursuant to the Securities Purchase Agreement, within Five (5) business days of the filing of this Registration Statement with the Securities and Exchange Commission, and continue to subscribe for additional tranches of Convertible Preferred Stock in connection with additional purchases of 6,545 shares of the Company's Convertible Preferred Stock, for contractually committed consideration of $180,000. However, there is a risk that our Registration Statement will not be declared effective and/or that we will not be able to meet our current and future liabilities and remain in operation until we are able to receive additional money in connection with the subsequent sales of Convertible Preferred Stock. Additionally, there is a risk that the money we raise through sales of Convertible Preferred Stock will not be enough to pay the Company's future obligations. If this happens, you could lose your investment in our Company.

THE COMPANY MAY BE FORCED TO PAY PENALTIES IN CONNECTION WITH THE REGISTRATION OF THE CONVERTIBLE PREFERRED STOCK

     The Company currently has agreements with five (5) entities to purchase shares of Convertible Preferred Stock; however, these purchases are contingent on the Company filing this Registration Statement by March 18, 2005 and obtaining effectiveness of this Registration Statement by June 18, 2005, of which the Company can give no assurances. If we are unable to file the Registration Statement by March 18, 2005, or obtain effectiveness of this Registration Statement by June 18, 2005, we will be forced to pay penalties to the holders of Convertible Preferred Stock (described below under "Business" and "Description of Securities") and if we do not have sufficient funds to pay for these penalties, and/or do not obtain effectiveness of this Registration Statement, and the five entities do not purchase additional shares of our Convertible Preferred Stock, our Company may be forced to abandon its current business plan and/or curtail its operations. If you invest in our Company and we are forced to pay penalties in connection with the Convertible Preferred Stock, and are unable to raise the required funds, your investment could become worthless.

OUR INDEPENDENT PUBLIC ACCOUNTING FIRM HAS EXPRESSED SUBSTANTIAL DOUBT AS TO WHETHER OUR COMPANY CAN CONTINUE AS A GOING CONCERN

     Our Company is in its early development stage, as planned principal activities have not begun and the Company. We have not generated any revenues since the Company's change in business focus to a biopharmaceutical company focused on high value-added pharmaceutical clinical development and have incurred substantial losses. These factors among others indicate that the Company may be unable to continue as a going concern, particularly in the event that it cannot generate sufficient cash flow to conduct its operations and/or obtain additional sources of capital and financing.

WE LACK AN OPERATING HISTORY WHICH YOU CAN USE TO EVALUATE US, MAKING ANY INVESTMENT IN OUR COMPANY RISKY

     Our Company lacks a long standing operating history which investors can use to evaluate our Company's previous earnings. This makes it harder for you as an investor to predict how our Company may do in the future. Therefore, an investment in our Company is risky because we have no business history and it is hard to predict what kind of return our stock will have in the future, if at all.

TO DEVELOP NCT AND/OR OTHER TECHNOLOGIES WE MAY IN-LICENSE IN THE FUTURE, WE MAY NEED TO ENTER INTO COLLABORATIVE AGREEMENTS WITH OTHER COMPANIES WHICH MAY LIMIT OUR CONTROL OF OUR TECHNOLOGIES

     We do not have the resources to directly conduct full clinical development, obtain regulatory approvals, or manufacture or commercialize any products, and we have no current plans to acquire such resources. Therefore, we depend upon others to carry out such activities. As a result, we anticipate that we may enter into collaborative agreements with third parties able to contribute to developing our technologies. Such agreements may limit our control over any or all aspects of development of NCT and/or other technologies.

     To be profitable, we must successfully commercialize our technologies. They are however in the early stages of development and will require significant further research, development and testing, and are subject to the risks of failure inherent in the development of products based on innovative or novel technologies. They are also rigorously regulated by the federal government, particularly the U.S. Food and Drug Administration (the "FDA") and by comparable agencies in state and local jurisdictions and in foreign countries. Each of the following is possible with respect to any one of our products:

      o that, in the case of NCT and other pharmaceutical technologies we may choose to develop, we will not be able to enter into human clinical trials because of scientific, governmental or financial reasons, or that we will encounter problems in clinical trials that will cause us to delay or suspend development of one of the technologies;

      o     that  any of our products will be found to be ineffective or unsafe;

      o that government regulation will delay or prevent any product's marketing for a considerable period of time and impose costly procedures upon our activities;

      o that the FDA or other regulatory agencies will not approve a given product or will not do so on a timely basis;

      o that the FDA or other regulatory agencies may not approve the process or facilities by which a given product is manufactured;

      o that our dependence on others to manufacture our products may adversely affect our ability to develop and deliver the products on a timely and competitive basis;

      o that, if we are required to manufacture our own products, of which we have no current plans, we will be subject to similar risks regarding delays or difficulties encountered in manufacturing the products, will require substantial additional capital, and may be unable to manufacture the products successfully or in a cost-effective manner;

      o that the FDA's policies may change and additional government regulations and policies may be instituted, both of which could prevent or delay regulatory approval of our potential products; or

       o that we will be unable to obtain, or will be delayed in obtaining, approval of a product in other countries, because the approval process varies from country to country and the time needed to secure approval may be longer or shorter than that required for FDA approval.

     Similarly, it is possible that, for the following reasons, we may be unable to commercialize, or receive royalties from the sale of, any given technology, even if it is shown to be effective:

      o     if  it  is  uneconomical;

      o if, in the case of NCT or other pharmaceutical technologies we may attempt to develop in the future, it is not eligible for third-party reimbursement from government or private insurers;

      o if others hold proprietary rights that preclude us from commercializing it;

      o     if  others  have  brought to market equivalent or superior products;

      o if others have superior resources to market similar products or technologies;

      o if government regulation imposes limitations on the indicated uses of a product, or later discovery of previously unknown problems with a product results in added restrictions on the product or results in the product being withdrawn from the market; or

      o if we are able to gain patent rights on our products and technologies, we may lose these rights for failure to pay maintenance fees;

      o if it has undesirable or unintended side effects that prevent or limit its commercial use.

WE WILL NEED GOVERNMENT APPROVAL BEFORE WE WILL BE ABLE TO MARKET N-CHLOROTAURINE OR OTHER TECHNOLOGIES THE COMPANY MAY CHOOSE TO DEVELOP IN THE FUTURE

     The Company will need to have U.S. Food and Drug Administration ("FDA"), European Medicines Agency ("EMEA") approval, and/or may need other state and national regulatory approval before it is able to market N-Chlorotaurine ("NCT") commercially, assuming that the Company is able to commercially produce NCT, of which there can be no assurance. If the Company is unable to obtain Regulatory Approval for NCT or runs out of money before the Company can obtain Regulatory Approval for NCT, the Company will be unable to commercially market NCT and the Company will likely fail. As a result, you will likely lose any investment you have in the Company.

OUR ABILITY TO COMPETE WILL SUFFER IF WE ARE UNABLE TO PROTECT OUR PATENT RIGHTS AND TRADE SECRETS, OR IF WE INFRINGE ON THE PROPRIETARY RIGHTS OF THIRD PARTIES

     Additionally, the Company will need to obtain patents on its technology to protect its rights to that technology. To obtain a patent on an invention, one must be the first to invent it or the first to file a patent application for it. We cannot be sure that the inventors of subject matter covered by patents and patent applications that we own or license were the first to invent, or the first to file patent applications for, those inventions. Furthermore, patents we own or license may be challenged, infringed upon, invalidated, found to be unenforceable, or circumvented by others, and our rights under any issued patents may not provide sufficient protection against competing drugs or otherwise cover commercially valuable drugs or processes.

     We seek to protect trade secrets and other un-patented proprietary information, in part by means of confidentiality agreements with our collaborators, employees, and consultants. If any of these agreements is breached, we may be without adequate remedies. Also, our trade secrets may become known or be independently developed by competitors.

WE HAVE A POOR FINANCIAL POSITION AND IF WE DO NOT GENERATE REVENUES, WE MAY BE FORCED TO ABANDON OUR BUSINESS PLAN

     Our Company currently has a poor financial position. We have not generated any revenues nor have we obtained any of the government approval we will require for N-Chlorotaurine ("NCT"). There is a possibility we will never obtain government approval from the U.S. Food and Drug Administration ("FDA") and the European Medicines Agency ("EMEA") and we will therefore not generate enough profits for your investment in our Company to appreciate. If we never generate any revenues, our Company may be forced to abandon its business plan and your securities in the Company may become worthless.

WE LACK A MARKET FOR OUR COMMON STOCK, WHICH MAKES AN INVESTMENT IN OUR SECURITIES VERY SPECULATIVE

     We currently lack a market for the Company's Common Stock. Because of this, it is hard to determine exactly how much our securities are worth. This makes an investment in our Company very speculative. As a result of the lack of market, it is hard to judge how much the securities you may purchase from this Prospectus are worth and it is possible that they will become worthless.

OUR INDUSTRY IS COMPETITIVE AND AS SUCH COMPETITIVE PRESSURES COULD PREVENT US FROM OBTAINING PROFITS

     One of the main factors in determining in whether the Company will be able to realize any profits and/or be able to continue its business plan will be whether or not the Company is able to successfully compete in the biopharmaceutical industry. The biopharmaceutical industry is highly competitive and the Company may be competing against companies with greater resources and more experience in the biopharmaceutical industry. If the Company is unable to compete in the marketplace and fails to generate any profits, the Company may be forced to liquidate its assets and any investment in our Company could be lost.

N-CHLOROTAURINE ("NCT") MAY NOT BE EFFECTIVE AS AN ANTI-INFECTIVE, MAY CAUSE SIDE EFFECTS, BE TOO EXPENSIVE TO PRODUCE, HAVE OTHER COMPLICATIONS WHICH RENDER IT UNPROFITABLE OR USELESS AS AN ANTI-INFECTIVE OR THE COMPANY MAY BE UNABLE TO FIND A CORPORATE PARTNER TO MARKET NCT

     While the Company has conducted Phase II pilot studies (to assess safety and efficacy in humans) the Company can give no assurance that NCT will be found to be effective as an anti-infective, not be found to cause side effects which would make it unsafe to produce, be too expensive to produce in commercial quantities, and/or have other complications which render NCT unprofitable for the Company to produce. Additionally, even if the Company does choose to market NCT, the Company may not be able to find a corporate partner to partner with and be unable to produce commercial quantities of NCT and/or bring NCT to market. If NCT were found to have any of the qualities listed above, the Company will be forced to abandon its business plan and will be forced to abandon or curtail its business plan. As a result, any investment in the Company could become worthless.

WE RELY UPON KEY PERSONNEL AND IF THEY LEAVE OUR COMPANY OUR BUSINESS PLAN COULD BE ADVERSELY EFFECTED

     We rely on Frederic P. Zotos, the Company's Chief Executive Officer and Director and Michael L. Ferrari, the Company's Vice President and Director for the success of our Company. Their experience and inputs create the foundation for our business and they are responsible for the directorship and control over the Company's development activities. Mr. Zotos entered into an employment contract with the Company on March 15, 2005. The Company currently has no employment contract with Mr. Ferrari and does not hold "key man" insurance on either Mr. Zotos or Mr. Ferrari. Moving forward, should they be lost for any reason, the Company will incur costs associated with recruiting replacement personnel and could face potential delays in operations. If we are unable to replace them with other suitably trained individuals, the Company may be forced to scale back or curtail our business plan. As a result of this, your securities in our Company could become devalued.

INVESTORS MAY FACE SIGNIFICANT RESTRICTIONS ON THE RESALE OF OUR COMMON STOCK DUE TO FEDERAL REGULATIONS OF PENNY STOCKS

     Once our Common Stock is listed on the OTC Bulletin Board, of which the Company can give no assurance, it will be subject to the requirements of Rule 15(g)9, promulgated under the Securities Exchange Act as long as the price of our Common Stock is below $5.00 per share. Under such rule, broker-dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements, including a requirement that they make an individualized written suitability determination for the purchaser and receive the purchaser's consent prior to the transaction. The Securities Enforcement Remedies and Penny Stock Reform Act of 1990, also requires additional disclosure in connection with any trades involving a stock defined as a penny stock. Generally, the Commission defines a penny stock as any equity security not traded on an exchange or quoted on NASDAQ that has a market price of less than $5.00 per share. The required penny stock disclosures include the delivery, prior to any transaction, of a disclosure schedule explaining the penny stock market and the risks associated with it. Such requirements could severely limit the market liquidity of the securities and the ability of purchasers to sell their securities in the secondary market.

                                 USE OF PROCEEDS

     We will not receive any proceeds from the resale of Common Stock which is being registered pursuant to this Registration Statement in connection with the conversion of 10,000 shares of Convertible Preferred Stock. However, the Company plans to use the money raised from the sale of the Convertible Preferred Stock for its ongoing operations including salaries for its employees, professional fees, research and development costs and accounts payable.

                                 DIVIDEND POLICY

     To  date,  we  have  not  declared or paid any dividends on our outstanding
Common Stock. We currently do not anticipate paying any cash dividends in the foreseeable future on our Common Stock. Although we intend to retain our earnings to finance our operations and future growth, our Board of Directors will have discretion to declare and pay dividends in the future. Payment of dividends in the future will depend upon our earnings, capital requirements and other factors, which our Board of Directors may deem relevant.

     We are required, in connection with our outstanding Convertible Preferred Stock, to pay the holders of our Convertible Preferred Stock quarterly dividends at 2.5% above the prime rate published by Citibank, N.A. (as March 2, 2005, the prime rate was 5.5%) ("Dividends"). The Dividends are payable on the last day of April, July, October and January, in cash or additional shares of the Company's Convertible Preferred Stock.

                                LEGAL PROCEEDINGS

     From time to time, we may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. We are not currently involved in legal proceedings that could reasonably be expected to have a material adverse effect on our business, prospects, financial condition or results of operations. We may become involved in material legal proceedings in the future.

                         DIRECTORS, EXECUTIVE OFFICERS,
                          PROMOTERS AND CONTROL PERSONS

     The following table sets forth the name, age and position of each director and executive officer of the Company. There are no other persons who can be classified as a promoter or controlling person of the Company. The officers and directors of the Company are as follows:


      NAME         AGE                 POSITION
-----------------  ---  ---------------------------------------
Frederic P. Zotos   39  President, Chief Executive Officer, and
                        Director

Michael Ferrari     30  Vice President and Director

William Sklar       57  Director

FREDERIC  P.  ZOTOS

     Frederic P. Zotos has served as Chief Executive Officer, President, Secretary and Treasurer of the Company since February 18, 2005. Mr. Zotos has served as managing member of the Company's wholly owned subsidiary Pathogenic, LLC, since its creation on November 19, 2002. Mr. Zotos served as Director of Atlantic Technology Ventures, Inc. ("Atlantic") from May 1999 to February 2003, President of Atlantic from April 2000 to February 2003, and Chief Executive Officer of Atlantic from February 2001 to February 2003. From June 1999 to March 2000, Mr. Zotos served as Director of due diligence for Licent Capital LLC. From November 1996 to August 1998, Mr. Zotos served as Assistant to the President and Patent Counsel for Competitive Technologies, Inc. From June 1994 to October 1996, Mr. Zotos served as an Associate Attorney at Law with the law firm of Pepe and Hazard in Connecticut. Mr. Zotos received a Bachelors degree in Mechanical Engineering from Northeastern University in 1988 and a Masters Degree in Business Administration and a Juris Doctorate from Northeastern University in 1993. Mr. Zotos is a current member of the Licensing Executive Society and the Boston Patent Law Association.

MICHAEL  FERRARI

     Michael Ferrari has served as Vice President and Director of the Company since February 18, 2005. Since its creation on November 19, 2002, Mr. Ferrari has served as a member of the Company's wholly owned subsidiary Pathogenic, LLC. Since March 2004, Mr. Ferrari has been employed by Clinical Advisors, LLC, as head of operations, sales and project management. From August 2003 to February 2004, Mr. Ferrari served as a private equity associate with Maxim Group, LLC. From January 2001 to January 2003, Mr. Ferrari served as Vice President of Business Development for Atlantic Technology Ventures. From September 1998 to January 2001, Mr. Ferrari served as Manager of Business Development at Corporate Technology Development, Inc. From September 1997 to September 1998, Mr. Ferrari worked for Aetna U.S. Healthcare as an Account Executive. Mr. Ferrari received his Bachelors degree in Biology from Villanova University in 1997. Mr. Ferrari holds series 7 and 63 securities licenses. He has also been a member of the Licensing Executive Society since 1999.

WILLIAM SKLAR

     William Sklar has served as a Director of the Company since January 27, 2005, 2005. He served as President of the Company from January 27, 2005 to February 18, 2005. Since November 1988, Mr. Sklar has served as a consultant with Willmar Management Corp. From July 1983 to October 1988, Mr. Sklar served as owner of Western Bag & Burlap, a textile bag manufacturer. From May 1980 to June 1983, Mr. Sklar served in various positions with Orenstein & Partners
Chartered Accountants. Mr. Sklar graduated from the University of Toronto in 1970, with a Bachelors degree in Commerce.

     Directors of the Company are elected annually and hold office until the annual meeting of the shareholders of the Company and until their successors are elected and qualified. Officers will hold their positions at the pleasure of the Board of Directors, absent any employment agreement. There are no family relationships among the Company's officers and directors. Officers and directors of the Company may receive compensation as determined by the Company from time to time by vote of the Board of Directors. Vacancies in the Board are filled by majority vote of the remaining directors. Such compensation might be in the form of stock options. Directors may be reimbursed by the Company for expenses incurred in attending meetings of the Board of Directors.

EMPLOYMENT  AGREEMENT

     Frederic P. Zotos entered into an employment agreement with the Company on March 15, 2005, effective as of February 18, 2005 (the "Employment Agreement"). The Employment Agreement calls for Mr. Zotos to serve as the Company's Chief Executive Officer and President. Under the agreement, Mr. Zotos is to receive $200,000 per year (the "Base Salary") plus a bonus to be determined by the Company's Board of Directors. The term of the Employment Agreement shall be until terminated by the Company or Mr. Zotos. The Employment Agreement may be terminated by the Company for "cause," including (i) conviction of any crime constituting a felony in the jurisdiction involved, (ii) engaging in any substantiated act involving moral turpitude, (iii) engaging in any act which subjects the Company to public ridicule or embarrassment, (iv) grossly negligent performance of duties under the Employment Agreement, (v) willful failure or refusal to perform duties under the Employment Agreement, or (vi) material breach of any provision of the Agreement, provided that in respect to (iv), (v) and (vi) Mr. Zotos shall have received written notice from the Company setting forth the alleged act or failure to act constituting "cause" and shall have not cured the act or refusal within Ten (10) business days from the receipt of the notice. Additionally, the Employment Agreement may be terminated by reason of Mr. Zotos' death or Mr. Zotos' voluntary retirement. If the Employment Agreement is terminated by Mr. Zotos' death, his retirement or by the Company for "cause," Mr. Zotos will be entitled to only his Base Salary through the date of the termination.

     Additionally, the Company can terminate Mr. Zotos' employment under the Employment Agreement due to his incapacity due to physical or mental illness, if he is absent from his duties on a full time basis for either One Hundred and Twenty (120) days within any Three Hundred and Sixty-Five (365) period or Ninety
(90) consecutive days ("Disability"). If the Employment Agreement is terminated for Disability, Mr. Zotos will be entitled to his Base Salary through the date of termination, reduced by the amount of compensation and benefits received by Mr. Zotos during the period he was unable to perform his duties under the Employment Agreement, if any payable to Mr. Zotos under any disability benefit plan or program of the Company or under the Social Security disability insurance program.

     If the Company terminates Mr. Zotos' employment for any other reason other than for "cause" or Disability, the Company shall pay Mr. Zotos his Base Salary through the date of termination and severance pay equal to the amount Mr. Zotos would have received during the period beginning on the date of termination and ending Twelve (12) months from the date of his termination.

     Mr. Zotos agreed under the Employment Agreement not to compete with the Company during his employment or for One (1) year following the termination of his employment with the Company.

RECENT  CHANGES  IN  OFFICERS  AND  DIRECTORS

     On February 18, 2005, William Sklar resigned as Chief Executive Officer of the Company and on February 18, 2005, the Board of Directors appointed Frederic
P. Zotos as the Company's Chief Executive Officer, to fill the vacancy left by Mr. Sklar's resignation. Although Mr. Sklar resigned as Chief Executive Officer of the Company on February 18, 2005, he remains with the Company as a Director.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

     The following table provides the names and addresses of each person known to own directly or beneficially more than a 5% of the outstanding Common Stock (as determined in accordance with Rule 13d-3 under the Exchange Act) as of March 16, 2005, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.


                                            Beneficially  Owned                       Beneficially  Owned
                                            Prior  to  Offering                       After  Offering(3)
  Name  and  Address  of         ---------------------------------------        ----------------------------------
  Beneficial  Owner(1)                    Shares          Percent(2)              Shares             Percent
-------------------------------         -----------       -----------           -------------    ----------------
    Frederic P. Zotos                   20,000,000          48.3 %                 20,000,000             39.3%

    Michael Ferrari                     20,000,000          48.3 %                 20,000,000             39.3%

    William Sklar                          250,000           0.6 %                    250,000             0.49%

-----------------------------------------------------------------------------------------------------------------

All the officers and                    40,250,000          97.2 %                 40,250,000             79.1%
directors as a group
 (3 persons)

     (1) The address of each of the Company's officers and Directors is the Company's principal executive offices at 99 Derby Street, Suite 200, Hingham, MA 02043.
    (2)  Using  41,403,830  shares  outstanding  as  of  March  16,  2005.
    (3) Using 50,886,589 shares outstanding after conversion of all shares of Convertible Preferred Stock, assuming the conversion of all shares of Convertible Preferred Stock, no conversion of dividends or penalties associated with the Convertible Preferred Stock or the Securities Purchase Agreement, and no subsequent issuance of shares of Common Stock by the Company other than to the Convertible Preferred Stock holders.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

     None.

EXPERTS

     The financial statements of Tyrol Therapeutics, LLC ("Tyrol") and Pathogenics, Inc. as of December 31, 2004, and 2003 and for the years then ended have been audited by Malone & Bailey, PC, independent registered public accounting firm, and have been included in this Prospectus in reliance upon the reports of Malone & Bailey, PC, and upon their authority as experts in accounting and auditing.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Pursuant to the Company's Restated Certificate of Incorporation and Delaware General Corporation Law, any person who was or is a party or is or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (whether or not by or in the right of the Company) by reason of the fact that he is or was a Director, officer, incorporator, employee, or agent of the Company, or is or was serving at the request of the Company as a Director, officer, incorporator, employee, partner, trustee, or agent of another corporation, partnership, joint venture, trust, or other enterprise (including an employee benefit plan), shall be entitled to be indemnified by the Company to the full extent then permitted by law against expenses (including counsel fees and disbursements), judgments, fines (including excise taxes assessed on a person with respect to an employee benefit plan), and amounts paid in settlement incurred in connection with such action, suit, or proceeding. Such right of indemnification shall continue as to a person who has ceased to be a Director, officer, incorporator, employee, partner, trustee, or agent and shall inure to the benefit of the heirs and personal representatives of such a person.

     Additionally, Mr. Zotos, Mr. Ferrari and Mr. Sklar entered into separate Indemnification Agreements with the Company (each an "Indemnitee" and the "Indemnification Agreements"). The Indemnification Agreements provide for the Company to indemnify each Indemnitee if he is or becomes a party to, or a witness to any threatened, pending or completed action, suit, investigation or proceeding by reason of the fact that the Indemnitee is or was a Director, officer, employee, trustee, agent or fiduciary of the Company or serving at the request of the Company to the full extent permitted by law. Additionally, the Company shall advance to each Indemnitee, within two business days of any request, any and all expenses in connection with any indemnification, provided, however that each Indemnitee must have obtained prior approval of the Board of Directors of the Company, unless the Company had previously experienced a "change in control," in which case, an independent counsel selected by the Indemnitee, and approved by a majority of the disinterested directors, shall determine whether and to what extent the Indemnitee is permitted to be indemnified by the Company.

                             DESCRIPTION OF BUSINESS

HISTORY

     The Company was incorporated in Delaware on December 16, 1997 as "Niktronic, Inc." On that same day, the Company's Board of Directors approved a change in the Company's name to "Needle Impulse Technologies, Inc." and on January 20, 1998, the Company filed a Certificate of Amendment with the Delaware Secretary of State to affect the name change to "Needle Impulse Technologies Corp." On February 28, 2002, the Company's corporate charter with the State of Delaware was revoked for non-payment of taxes. On February 2, 2005, the Company filed a Certificate for Renewal and Revival of Charter with Delaware to restore, renew and revive the Company's corporate charter, which was granted by the Secretary of State of Delaware.

     On February 8, 2005, the Company affected a 503.83:1 forward stock split. Unless otherwise stated all share amounts in this Registration Statement take into account this stock split.

     On February 9, 2005, the Company filed a Certificate of Amendment with the Delaware Secretary of State to change the Company's name to "Pathogenics, Inc." and to authorize 110,000,000 share of stock of which 100,000,000 are shares of Common Stock, $.001 par value per share, and of which 10,000,000 are shares of serial Preferred Stock, $.001 par value per share.

     From December 16, 1997, until February 10, 2005, the date of the Reorganization (defined below), the Company had no business operations and was wholly owned by First Vulcan Corporation, a Delaware corporation ("Vulcan").

     On February 10, 2005, the Company entered into an Agreement and Plan of Reorganization with Tyrol Therapeutics, LLC (formerly Pathogenics, LLC), a Delaware limited liability company ("Tyrol") and the members of Tyrol ("Tyrol Members"), whereby each Tyrol Member exchanged all of their interest in Tyrol for shares of the Company's Common Stock (the "Reorganization Agreement" and the "Reorganization"). Fredric P. Zotos, the Company's current Chief Executive Officer and Tyrol Member exchanged his 48.9% interest in Tyrol for 20,000,000 shares of the Company's Common Stock, Michael L. Ferrari, the Company's current Vice President and Director exchanged his 48.9% interest in Tyrol for 20,000,000 shares of the Company's Common Stock and William K. Mackey exchanged his 2.2% interest in Tyrol for 900,000 shares of the Company's Common Stock. As a result of the Reorganization, Tyrol became a wholly owned subsidiary of the Company, and the Company ceased to be a wholly owned subsidiary of Vulcan (henceforth throughout this Registration Statement, unless otherwise stated, all references to the "Company" include "Tyrol").

     In connection with the Reorganization, Mr. Zotos and Mr. Ferrari, the Company's Chief Executive Officer, entered into a Lock Up Agreement with the Company, whereby they agreed not to sell or otherwise dispose of any shares of the Company's Common Stock until this Registration Statement has been effective with the Securities and Exchange Commission for a period of One Hundred and Eighty (180) days.

     Additionally, pursuant to the Reorganization Agreement, the Company agreed to distribute the 503,830 shares of the Company's Common Stock, which were held by Vulcan to shareholders of Vulcan, on a one for one basis, with each shareholder of Vulcan common stock as of the record date of March 8, 2005 (the "Record Date"), receiving one share of the Company's Common Stock for each share of Vulcan which they held (the "Spin-Off"). The Spin-Off shares were distributed on March 14, 2005.

     The Company entered into a Registration Rights Agreement, on February 18, 2005, with William K. Mackey, in connection with a Consulting Agreement entered into between Mr. Mackey and the Company on September 29, 2004 (the "Consulting Agreement"). The Consulting Agreement is for a period of Twelve (12) months, during which time Mr. Mackey is to aid and assist the Company in connection with a multi faceted corporate finance project, which included the $275,000 commitment in connection with the Convertible Preferred Stock, which is being registered pursuant to this Registration Statement. Under the Consulting Agreement, Mr. Mackey was paid a retainer in the amount of $7,500 for each of the first three months of the Consulting Agreement, which was accrued, and will be paid once the Company has received all of the $275,000 in financing, and $6,000 for each month of the financing thereafter, which is currently being accrued.

     Additionally, Mr. Mackey received 900,000 shares of the Company's common stock, which are included in this Registration Statement. Either Mr. Mackey or the Company has the right under the Consulting Agreement, to terminate the agreement for any reason after providing Thirty (30) days written notice, and any termination under the Consulting Agreement will not affect Mr. Mackey's rights to receive the compensation already earned.

     Pursuant to the Registration Rights Agreement, the Company agreed to give Mr. Mackey notice of the Company's intent to register any of its securities under the Securities Act of 1933 (the "Act"), and allow Mr. Mackey's shares to be included under such registration statement. All 900,000 of Mr. Mackey's shares of the Company's Common Stock, are included in this Registration Statement in connection with these registration rights granted to Mr. Mackey, pursuant to the Registration Rights Agreement.

CONVERTIBLE  PREFERRED  STOCK

     On February 25, 2005, the Company filed a Certificate of Designations of Convertible Preferred Stock with the Secretary of State of Delaware (the "Certificate" and the "Convertible Preferred Stock"). The Certificate consists of Ten Thousand (10,000) shares of Convertible Preferred Stock, which had a face amount equal to Twenty-Seven dollars and Fifty Cents ($27.50) per share ("Face Amount"). The holders of the Preferred Stock ("Holders") are entitled to receive cumulative dividends at Two and a half percent (2.5%) above the prime rate published from time to time by Citibank, N.A. of the Face Amount per year ("Dividends"). The Dividends are payable by the Company quarterly on the last day of April, July, October and January, starting July 2005, in cash or additional shares of Convertible Preferred Stock, payable in shares of Convertible Preferred Stock at a rate equal to the outstanding amount of Dividends divided by the Face Amount (the Convertible Preferred Stock is defined in greater detail under the section entitled "Description of Securities").

SECURITIES  PURCHASE  AGREEMENT

     On February 18, 2005, the Company entered into a Securities Purchase Agreement ("SP Agreement") with five (5) entities, Manillo Investors Limited ("Manillo"), Bayside Associates Limited ("Bayside"), Castlegate Group Limited ("Castlegate"), Kensington Group Limited ("Kensington") and Trufello Associates Limited ("Trufello")(each individually a "Purchaser" and collectively the "Purchasers").

     In connection with the Securities Purchase Agreement, the Purchasers agreed to purchase Two Hundred and Seventy Five Thousand dollars ($275,000) of Convertible Preferred Stock ("Convertible Preferred Stock") of the Company, which is convertible into shares of the Company's Common Stock at a per share conversion price of $0.029 per share ("Conversion Price"). The Purchasers will purchase the Convertible Preferred Stock of the Company in four (4) tranches, the first of which was February 23, 2005, at which time the Company received an aggregate of $45,000 from the Purchasers ("First Tranche"), the second of which will be five (5) business days from the date this Registration Statement is filed, at which time the Company will receive an aggregate of $50,000 from the Purchasers ("Second Tranche"), the third of which will be five (5) business days from the date the Company's Registration Statement is declared effective with the Securities and Exchange Commission ("SEC"), at which time the Company will receive an aggregate of $60,000 from the Purchasers ("Third Tranche"), and the fourth and final tranche will be the thirtieth (30) business day after the Company's Registration Statement becomes effective with the SEC, at which time the Company will receive an aggregate of $120,000 from the Purchasers ("Fourth Tranche") (collectively the "Tranches").

     Conditions to the Purchasers paying the amounts due to the Company under the Second Tranche, Third Tranche and Fourth Tranche include the truth and accuracy of the representations and warranties of the Company and Purchasers contained in the SP Agreement, the continued compliance with the covenants of the Company set forth in the SP Agreement, the non-occurrence of any redemption event (described below), and the delivery of the Convertible Preferred Stock to the Purchasers.

     The Purchasers will give notice of their intent to exercise their rights to covert the Convertible Preferred Stock into shares of the Company's Common Stock by providing the Company with an executed and completed Notice of Conversion (a "Conversion Date"). The SP Agreement provides that if the Company fails to deliver the Common Stock to the Purchasers within two (2) business days after the Company receives a Notice of Conversion by the Purchasers, the Company will pay the Purchasers liquidated damages in the amount of $100 per day for each $10,000 of Convertible Preferred Stock principal being converted by the Purchasers.

     In the event the Company is prohibited from issuing Common Stock or fails to timely deliver Common Stock to the Purchasers within five (5) days of a receipt of a notice of conversion, or upon the occurrence of any Redemption Event (as defined below) than at the Purchasers election, the Company will be required to pay the Purchasers Ten (10) days from the date requested by Purchasers, a sum of money determined by (i) multiplying up to the outstanding principal amount of the Convertible Preferred Stock by 130%, or (ii) multiplying the number of shares of Common Stock otherwise deliverable upon conversion of an amount of Convertible Preferred Stock principal and/or interest designated by the Purchaser ("Deemed Conversion Date") at the then conversion price that would be in effect on the Deemed Conversion Date by the highest closing price of the Common Stock on the principal market for the period commencing on the Deemed Conversion Date until the day prior to the receipt of the Mandatory Redemption Payment, whichever is greater, together with accrued but unpaid interest thereon ("Mandatory Redemption Payment"). The Mandatory Redemption Payment shall be received by the Purchasers on the same date as the Common Stock would otherwise be deliverable or within Ten (10) business days after the request, whichever is sooner. Upon receipt of the Mandatory Redemption Payment, the corresponding Convertible Preferred Stock will be deemed paid and no longer outstanding. Any liquidated damages paid by the Company in connection with the Company's inability to deliver Common Stock to the Purchasers shall be credited against the Mandatory Redemption Payment.

     Under the SP Agreement, each Purchaser shall not be entitled to convert the Convertible Preferred Stock into shares of the Company's Common Stock, if their total ownership of the Company's Common Stock would then be in excess of 9.99% of the total issued and outstanding shares of the Company's Common Stock. Additionally, under the SP Agreement, each Purchaser shall have buy-in rights ("Buy-In Rights"). The Buy-In Rights provide that if the Company fails to deliver to the Purchasers shares issuable upon conversion of the Convertible Preferred Stock by the date due to the Purchasers, and if Seven (7) days of the date the shares of Common Stock were due to the Purchasers, the Purchasers purchase shares of the Company's Common Stock in an open market transaction in satisfaction of shares which the Purchasers were entitled to receive, the Company shall pay the Purchasers in cash (in addition to any and all other remedies available to the Purchasers) an amount equal to the amount the Purchasers' total purchase price for the Common Stock, including brokerage commissions exceeds the aggregate principal amount of the Convertible Preferred Stock for which conversion was not timely honored, together with interest at the rate of 15% per year. For example, if a Purchaser purchases shares of the Company's Common Stock having a total purchase price of $11,000 to cover an attempted conversion of $10,000 of Convertible Preferred Stock principal, the Company shall be required to pay the Purchaser $1,000 plus interest.

     The SP Agreement contains penalties which the Company will be forced to pay to the Purchasers, if the Company does not file this Registration Statement, and obtain effectiveness within the time periods provided in the SP Agreement ("Non-Registration Event"). Pursuant to the SP Agreement, if (i) the Registration Statement is not filed on or before, Thirty (30) days from the date of the SP Agreement, or by March 18, 2005, (ii) is not declared effective on or before One Hundred Twenty (120) days from the date of the SP Agreement, or by June 20, 2005 or within three (3) business days of receipt by the Company of a written or oral communication from the Commission that the Registration Statement will not be reviewed or that the Commission has no further comments,
(iii) this Registration Statement is filed and declared effective with the SEC, but shall thereafter cease to be effective (without being succeeded within fifteen (15) business days by an effective replacement or amended registration statement) for a period of time which shall exceed Thirty (30) days in the aggregate per year (defined as a period of 365 days commencing on the date the Registration Statement is declared effective) or more than 20 consecutive days
(each event (i)-(iii) a "Non-Registration Event"), then the Company shall deliver to the Purchasers, as liquidated damages, an amount equal to One and One-half percent (1.5%) for each Thirty (30) days or part thereof during the initial Sixty (60) days of the pendency of such Non-Registration Event and two percent (2%) for each Thirty (30) days or part thereof, thereafter of the purchase price of the Convertible Preferred Stock remaining unconverted and purchase price of Common Stock issued upon conversion of the Convertible Preferred Stock owned of record by such holder which are subject to such Non-Registration Event ("Liquidated Damages"). However, under the SP Agreement, liquidated damages accruing pursuant to a Non-Registration Event which is cured within thirty (30) days shall be waived, and such Non-Registration Event shall be deemed not to have occurred. The Company must pay the Liquidated Damages in the form of shares of Common Stock at the Conversion Price within Ten (10) days after the end of each Thirty (30) day period or shorter part thereof for which Liquidated Damages are payable.

     The Company agreed under the SP Agreement that until this Registration Statement has been effective for One Hundred and Twenty (120) days, the Company will not publicly offer or sell its Common Stock or other securities or debt obligations with out the written consent of the Purchasers, except as full or partial consideration in connection with any merger, consolidation or purchase of substantially all of the securities or assets of any corporation or other entity. The Company agreed not to enter into any agreement to, nor issue any equity, convertible debt or other securities convertible into shares of the Company's Common Stock without prior written consent of the Purchasers for a period of One Hundred and Eighty (180) days from the date this Registration Statement is declared effective with the SEC. Additionally, the Company agreed that at any time the Convertible Preferred Stock is outstanding, if the Company shall offer, issue or agree to issue any Common Stock or securities convertible into or exercisable for shares of Common Stock to any person or entity at a price per share or conversion or exercise price per share which shall be less than the Conversion Price, without the consent of the Purchasers, then the Company shall issue, for each such occasion, additional shares of Common Stock to each Purchaser so that the average per share purchase price of the shares of Common Stock issued to the Purchasers (of only the Common Stock still owed to the Purchasers) is equal to such other lower price per share and the Conversion Price shall automatically be reduced to such other lower price per share ("Additional Shares"). The Purchasers are also granted registration rights with respect to the Additional Shares.

LICENSE  AGREEMENT  FOR  PATENT  RIGHTS

     The Company holds rights under a License Agreement entered into October 18, 2001 (the "License") with Dr. Waldemar Gottardi, Dr. Markus Nagl and Dr. Andreas Neher (the "Licensors"), to worldwide exclusive license patent rights in connection with patents relating to N-Chlorotaurine and any technology relating to those patent rights or improvements ("NCT" and the "Patents"), which was assigned to the Company pursuant to an Assignment Agreement, effective December 18, 2002, with Atlantic Technology Ventures, Inc. a Delaware corporation ("Atlantic"), whose President and Chief Executive Officer was the Company's Chief Executive Officer, Frederic P. Zotos, and whose Vice President of Business Development was the Company's Director Michael Ferrari ("Assignment Agreement"). The Assignment Agreement was ratified by the Licensors on January 10, 2003. Under the Assignment Agreement, the Company agreed to pay Atlantic a 10% share of any milestone, royalty or other revenue generated by NCT technology and pay and perform all unperformed obligations of Atlantic under the License Agreement, give the Company all of Atlantic's rights, obligations, title and standing in relation to the Patents. Under the License, the Company must pay the Licensors jointly and severally during the term of the License (described below), a total royalty of Four percent (4%) of the net sales of all licensed products sold by the Company in connection with the Patents rights, a total royalty of Twenty percent (20%) of the royalties which the Company receives from any sublicenses, a one-time payment of One Hundred Thousand dollars ($100,000), which is due when the first patent application subject to the License is granted, a one-time payment of Two Hundred and Fifty Thousand dollars ($250,000) payable upon successful completion of a Phase III clinical trial for a licensed product or licensed process, and a one-time milestone payment of One Million dollars ($1,000,000) payable upon receiving new drug approval for any licensed product or licensed process. None of the payments required under the License have been paid, as the Company has yet to patent or gain approval for any products based on NCT. When due, all of the payments required under the License are payable by the Company in cash or registered Common Stock of the Company. Additionally, the Company must maintain the Patents and provide reports to the Licensors within Sixty (60) days after June 30 and December 31, reports setting forth the amount of licensed products sold, net proceeds and royalties due. The License will remain in effect until a) the Patents expire, or b) the Company ceases selling any products in connection with the License, revokes all sublicenses, gives notice to the Licensors of its intent to terminate the License, and tenders payments of all royalties, c) in the event that the Company remains more than Sixty (60) days in arrears in payment of royalties or expenses due pursuant to the License.

     Under the License, the Company agrees to indemnify the Licensors, heirs and assigns ("Indemnitees") against any liability, damage, loss or expenses incurred by or imposed upon the Indemnitees in connection with claims, suits, actions, demands or judgments arising out of any theory of product liability concerning any product, process or service made, used or sold pursuant to any right or license granted under the License.

Confidentiality  Agreements

     The Company has each company and consultant with whom the Company consults in connection with NCT sign a Confidentiality Agreement ("Confidentiality Agreement"). Each Confidentiality Agreement calls for the party receiving the confidential information to refrain from disclosing the Company's confidential information to anyone and to take all steps necessary to prevent the disclosure of the Company's confidential information. Each Confidentiality Agreement is valid for the term of Five (5) years from the date entered into.

BUSINESS

     We are a biopharmaceutical company focused on the acquisition, development and commercialization of novel therapeutics that we believe have potential significant commercial viability and that target certain unmet market needs. The Company does not carry out target discovery research or initiate any in-house research programs. Our initial therapeutic focus is on the development of a novel anti-infective agent to treat widespread diseases without promoting drug resistance.

     Currently, the Company is in the process of developing N-Chlorotaurine ("NCT"), a novel, endogenous anti-infective which the Company believes has several topical and body cavity indications, NCT's ability to produce an affect has already been established in several Phase II clinical pilot studies in Europe including Rhinosinusitis, viral conjunctivitis, otitis externa (swimmer's ear) and crural ulcers The Company believes that NCT represents a unique and optimal compromise between sufficient microbicidal activity and low toxicity and is therefore ideally suited for the local treatment of infections in humans and the Company believes that it has several significant advantages over existing therapies. The Company owns worldwide exclusive rights to NCT from its inventors, who are currently conducting additional Phase II clinical pilot studies in Europe. The Company is undertaking a formulation development program, and plans to file an FDA Investigational New Drug ("IND") Application for NCT in the future.

BACKGROUND: INFECTIOUS DISEASES

     Up to half of the 5.72 billion people on earth are at risk from infectious diseases, the world's leading cause of premature death. The World Health Organization estimates that 17 million people, most of them young children are killed every year, which equates to 50,000 people dying every day (Superbugs & Superdrugs, "A Strategic Guide to the Global Antimicrobials Industry, Industries and Therapies," SMi Publishing Ltd. 2000, at page 3, "Superbugs").The Centers for Disease Control and Prevention (the "CDC") estimates that each year, nearly 2 million people in the US acquire an infection while in a hospital, resulting in 90,000 deaths (FDA Consumer Magazine, November-December 1998, "FDA Consumer"). In addition, in the past two decades alone at least 29 new infectious diseases have appeared, and many of these diseases have no treatment, cure or vaccine.

     The grim reality is that infectious disease-related deaths in the US have increased 58% between 1980 and 1992 ("FDA Consumer"). This has led to increasing concerns about the overuse and abuse of antibiotics, both for the individual (potential side effects and cost), as well as for society (cost and the development of antibiotic-resistant bacteria).

POTENTIAL  MARKET  FOR  NCT

     The Company believes that there is a large market for NCT, due to the fact that antimicrobial resistance is becoming more common place, and the Company believes that NCT has broad spectrum activity.

     Global antibiotic sales in 1996 totaled $22.24 billion, and the global market for antibiotic compounds is currently estimated at $27 billion. Sales of antibiotics currently account for approximately 18% of total global pharmaceutical sales (Superbugs at 1 and 30). This figure is set to increase, based on continued population expansion, increasing healthcare demands and the current 10% growth in the world pharmaceutical market and is predicted to hit $44 billion by 2010 (Superbugs at 1). In the United States alone, approximately $5.3 billion each year is spent on the treatment of infections with antibiotics. (Superbugs at 30). Because of the above factors, the Company believes that there is a potentially large market for NCT.

ANTIMICROBIAL  RESISTANCE

     According to the World Health Organization, since their discovery during the 20th century, antimicrobial agents (antibiotics and related medicinal drugs) have substantially reduced the threat posed by infectious diseases. The use of these "wonder drugs", combined with improvements in sanitation, housing, and nutrition, and the advent of wide-spread immunization programs, has led to a dramatic drop in deaths from diseases that were previously widespread, untreatable, and frequently fatal. Over the years, antimicrobials have saved the lives and eased the suffering of millions of people. By helping to bring many serious infectious diseases under control, these drugs have also contributed to the major gains in life expectancy experienced during the latter part of the last century. (World Health Organization, Fact Sheet N194, "Antibacterial resistance," revised January 2002, "WHO").

     However, according to the WHO these gains are now seriously jeopardized by another recent development: the emergence and spread of microbes that are resistant to cheap and effective first-choice, or "first-line" drugs. The consequences of this drug resistance are severe. Infections caused by resistant microbes fail to respond to treatment, resulting in prolonged illness and greater risk of death. Treatment failures also lead to longer periods of infectivity, which increase the numbers of infected people moving in the community and thus ex-pose the general population to the risk of contracting a resistant strain of infection.

     According to the WHO, when infections become resistant to first-line antimicrobials, treatment of infections must be switched to second- or third-line drugs, which are nearly always much more expensive and sometimes more toxic as well, e.g. the drugs needed to treat multidrug-resistant forms of tuberculosis are over 100 times more expensive than the first-line drugs used to treat non-resistant forms. In many countries, the high cost of such replacement drugs is prohibitive, with the result that some diseases can no longer be treated in areas where resistance to first-line drugs is widespread. Most alarming of all are diseases where resistance is developing for virtually all currently available drugs, thus indicating the possibility of a post-antibiotic era.

CAUSES

     According to the WHO, microbes (the collective term for bacteria, fungi, parasites, and viruses) cause infectious diseases, and antimicrobial agents, such as penicillin, streptomycin, and more than 150 others, have been developed to combat the spread and severity of many of these diseases. Resistance to antimicrobials is a natural biological phenomenon that can be amplified or accelerated by a variety of factors, including human practices. The use of an antimicrobial for any infection, real or feared, in any dose and over any time period, forces microbes to either adapt or die in a phenomenon known as "selective pressure". The microbes which adapt and survive carry genes for resistance, which can be passed on.

THE PROBLEM OF DRUG RESISTANCE

According to statistics collected by the Centers for Disease Control and Prevention, as reported by the National Institute of Allergy and Infections Diseases in April 2004:

- Nearly two million patients in the United States get an infection in the hospital each year
- Of those patients, about 90,000 die each year as a result of their infection-up from 13,300 patient deaths in 1992
- More than 70 percent of the bacteria that cause hospital-acquired infections are resistant to at least one of the drugs most commonly used to treat them
- Persons infected with drug-resistant organisms are more likely to have longer hospital stays and require treatment with second or third choice drugs that may be less effective, more toxic, and more expensive

N-CHLOROTAURINE

     The Company is developing N-Chlorotaurine ("NCT"), the main long-lived oxidant produced by human granulocytes and monocytes which is known to play an important role in innate immunity because of antimicrobial properties against a broad spectrum of microorganisms and immune regulatory functions. The Company believes NCT is a novel, broad-spectrum anti-infective which it is developing for the treatment of several topical and body cavity indications, including Rhinosinusitis, conjunctivitis and otitis externa (swimmer's ear). Treatment of Rhinosinusitis and ear infections are the most common reason for outpatient antibiotic prescriptions, and conjunctivitis is considered the most common reason for nontraumatic eye complaints.

     The Company believes that NCT is applicable as an endogenous antiseptic in human medicine and represents an optimal compromise between sufficient microbicidal activity and low toxicity. NCT has demonstrated bactericidal (ability to kill bacteria), fungicidal (ability to destroy or inhibit the growth of fungi), virucidal (ability to kill viruses), and vermicidal (ability to kill parasitic intestinal worms) activity. When applied in the presence of inflammatory secretions (e.g. human nasal mucus), NCT derivatives cause an increase of microbicidal (destructiveness to microorganisms) activity. As a result, even bacterium which is resistant against all available antibiotics has been shown to be killed by NCT in human urine within minutes.

     The Company believes that NCT has an unspecific (non-selective) oxidizing mechanism of action that precludes the development of resistant microorganisms - a characteristic similar to those of antiseptics and disinfectants. This attribute differentiates it significantly from antibiotics, antivirals and antifungals, all of which pathogens eventually develop resistant strains.

     Despite its broad-spectrum activity, the cytotoxicity (toxicity) of NCT against human cells is extremely low. Its breakdown products, the amino acid taurine and chloride, are also found in the human body (endogenous) and therefore represent virtually no toxic potential and do not induce allergic reactions. Against leukocytes (white blood cells) and erythrocytes (Red Blood Cells) as well as endothelial cells low cytotoxicity (the quality of being poisonous to cells) of NCT could be established. A pharma-screening performed by PanLabs Incorporated (78 single tests, 41 thereof in vivo with a total of 240 mice) concerning interaction with the central nervous system, cardiovascular behavior, intermediary metabolism, allergy-inflammation and gastrointestinal parameters revealed no signs for biological activity. The Company believes that this is a unique and outstanding feature in disinfection practice, and differentiates it significantly from antiseptics and disinfectants.

     These results were confirmed by a randomized, double blind and placebo controlled clinical Phase I study which demonstrated well tolerance of 1% NCT solution by application to the rabbit and human eye. A recent clinical Phase II
(a) study demonstrated tolerability and first signs of curative effectivity in acute conjunctivitis as well, and several instillations (4-8 per day) over one month in the human bladder, 1% NCT was well-tolerated and showed no signs of toxicity by cystoscopy. In addition, the safety and efficacy of NCT has already been established in several additional Phase II clinical pilot studies in Europe, including sinusitis, viral conjunctivitis, otitis externa and crural ulcers. There are numerous other additional potential topical and body cavity indications, and preliminary indications that it may be safe and effective enough for internal administration, such as for use as a surgical prophylactic.

     The Company currently owns the worldwide exclusive rights to NCT, which it obtained from its inventors, who are currently conducting additional Phase II clinical pilot studies in Europe. The Company plans to undertake a formulation development program to increase the stability of NCT at room temperature, and file a U.S. Food and Drug Administration ("FDA") Investigational New Drug ("IND") Application.

POTENTIAL BENEFITS

     The Company believes that NCT has a number of advantages, which distinguish the compound as an outstanding pharmaceutical prone for delicate applications in human medicine, including:

     Broad  Spectrum  Effectiveness:  The Company believes that NCT is effective
     ------------------------------
against virtually all relevant pathogenic microorganisms except spores. The excellent in vitro (taking place in an artificial environment outside the body) results were already confirmed by in vivo application, in several clinical studies, for bacteria, fungi and viruses. A beneficial drying action is observed in sterile oozing wounds, e.g. after operations in the ear region.

     Non-resistance  Inducing:  The  Company  believes  that NCT does not induce
     ------------------------
resistance of pathogens. This important feature is founded in the unspecific oxidizing mechanism, which is typical for active halogen compounds as well as all antiseptics and disinfectants. Resistance can be developed only against a compound which has a precise site of attack (e.g. all antibiotics).

     Safe:  The  reaction products of NCT after fulfilling the oxidizing job are
     ----
the amino acid taurine and chloride. Both substances are normal in the human body and because of this; the Company believes that NCT represents virtually no toxic potential.

     Tolerable:  The  Company  believes  that  NCT  presents a unique compromise
     ---------
between bactericidal activity and tissue tolerability. There are numerous disinfectants which - in vitro - exhibit higher efficacy (e.g. shorter killing times) than NCT, however, the Company believes that they are so aggressive that a use in human medicine is very limited. NCT, on the other hand has been proved by several clinical studies to be very well tolerated at sensitive sites of the human body even after intensive and repeated application (including eye, urinary bladder, nasal and paranasal sinuses, oral cavity, skin and skin defects). Also, NCT does not induce allergic side reactions. This can be explained by the status as an endogenous amino acid derivative.

     Autosterility:  The  auto-sterile use solution of NCT (in general 1% w/v in
     -------------
water) has a neutral pH and needs no additives. This is an important benefit over topical formulations of antibiotics that require preservatives that can cause allergic reactions.

     Low cost: NCT can be synthesized in high purity in form of the sodium salt.
     --------
The drug is therefore available in sufficient amounts. The Company believes that because of this, NCT will be cheaper to produce than other substances which have to be isolated from biological material.

DRUG DEVELOPMENT PROCESS

     Current Federal law requires that a drug be the subject of an approved marketing application before it is transported or distributed across state lines. This is accomplished by the sponsor of the new drug filing a New Drug Application ("NDA") with the U.S. Food and Drug Administration ("FDA"). The process is as follows:

     Under FDA requirements, a sponsor must first submit data showing that the drug is reasonably safe for use in initial, small-scale clinical studies. Depending on whether the compound has been studied or marketed previously, the sponsor may have several options for fulfilling this requirement, including: (1) compiling existing nonclinical data from past in vitro laboratory or animal studies on the compound; (2) compiling data from previous clinical testing or marketing of the drug in the United States or another country whose population is relevant to the U.S. population; or (3) undertaking new pre-clinical studies designed to provide the evidence necessary to support the safety of administering the compound to humans.

     During pre-clinical drug development, a sponsor evaluates the drug's toxic and pharmacologic effects through in vitro and in vivo laboratory animal testing. Genotoxicity screening is performed, as well as investigations on drug absorption and metabolism, the toxicity of the drug's metabolites and the speed with which the drug and its metabolites are excreted from the body. At the pre-clinical stage, the FDA will generally ask, at a minimum, that sponsors: (1) develop a pharmacological profile of the drug; (2) determine the acute toxicity of the drug in at least two species of animals, and (3) conduct short-term toxicity studies ranging from two weeks to three months, depending on the proposed duration of use of the substance in the proposed clinical studies.

     During a new drug's early pre-clinical development, a sponsor's primary goal is to determine if the product is reasonably safe for initial use in humans and if the compound exhibits pharmacological activity that justifies commercial development. When a product is identified as a viable candidate for further development, the sponsor then focuses on collecting the data and information necessary to establish that the product will not expose humans to unreasonable risks when used in limited, early-stage clinical trials.

After completing pre-clinical testing, the sponsor files an NDA with the FDA to begin to test the drug in people. The NDA becomes effective if the FDA does not disapprove it within thirty days. The NDA shows results of previous experiments, how, where and by whom the new studies will be conducted; the chemical structure of the compound; how it is thought to work in the body; any toxic effects found in the animal studies; and how the compound is manufactured. In addition, the NDA must be reviewed and approved by the Institutional Review Board where the studies will be conducted, and progress reports on clinical trials must be submitted at least annually to FDA.

     There are Three (3) Phases of clinical trials which are normally conducted before a sponsor files an NDA a new drug with the FDA to gain approval to sell the drug commercially.

     These three Phases are described below:

Phase 1

     Phase 1 includes the initial introduction of an investigational new drug into humans. These studies are closely monitored and may be conducted in patients, but are usually conducted in healthy volunteer subjects. These studies are designed to determine the metabolic and pharmacologic actions of the drug in humans, the side effects associated with increasing doses, and, if possible, to gain early evidence on drug effectiveness. During Phase 1, sufficient information about the drug's pharmacokinetics and pharmacological effects should be obtained by the sponsor to permit the design of well-controlled, scientifically valid, Phase 2 studies. Phase 1 studies also evaluate drug metabolism, structure-activity relationships, and the mechanism of action in humans. These studies also determine which investigational drugs are used as research tools to explore biological phenomena or disease processes. The total number of subjects included in Phase 1 studies varies with the drug, but is generally in the range of twenty to eighty.

Phase  2

     Phase 2 includes the early controlled clinical studies conducted to obtain some preliminary data on the effectiveness of the new drug for a particular indication or indications in patients with the disease or condition. This phase of testing also helps determine the common short-term side effects and risks associated with the drug. Phase 2 studies are typically well-controlled, closely monitored, and conducted in a relatively small number of patients, usually involving several hundred people.

Phase  3

     Phase 3 studies are expanded controlled and uncontrolled trials. They are performed after preliminary evidence suggesting effectiveness of the drug has been obtained in Phase 2, and are intended to gather the additional information about effectiveness and safety that is needed to evaluate the overall benefit-risk relationship of the drug. Phase 3 studies also provide an adequate basis for extrapolating the results to the general population and transmitting that information in the physician labeling. Phase 3 studies usually include several hundred to several thousand people.

     Following the completion of all three phases of clinical trials, the sponsor analyzes all of the data and files an NDA with FDA if the data successfully demonstrate safety and effectiveness. The NDA must contain all of the scientific information that the sponsor has gathered. NDAs are typically 100,000 pages or more. By law, the FDA is allowed six months to review an NDA, however in almost all cases, the period between the first submission of an NDA and final FDA approval exceeds that limit; the average NDA review time for new molecular entities approved in 1992 was 29.9 months.

Approval

     Once the FDA approves the NDA, the new drug becomes available for physicians to prescribe. The sponsor must then continue to submit periodic reports to FDA, including any cases of adverse reactions and appropriate quality-control records. For some medicines, the FDA requires additional studies, Phase IV studies, which evaluate the long-term effects of a drug.

CLINICAL  DEVELOPMENT  OF  NCT  TO  DATE

     To date, the Company has successfully completed a Phase II (a) trial for Rhinosinusitis, a Phase II (b) trial for Otitis Externa, a Phase II (b) trial for Conjunctivitis and a Phase II (b) trial for Crural Ulcers on NCT. These trials were all conducted according to Good Clinical Practice ("GCP") guidelines under the approval of the University of Innsbruck Ethics Committee and Austrian Ministry of Health. It is the Company's plan to prepare and file an IND application with the FDA and reproduce some or all of these trials under FDA approval in an effort to gain FDA approval for NCT, of which the Company can provide no assurance of.

EMPLOYEES

     The Company has two (2) employees, Frederic P. Zotos, the Company's Chief Executive Officer, who works for the Company on a full-time basis and Michael Ferrari, the Company's Vice President, who works for the Company on a part-time basis. All of the Company's research is conducted by NCT's inventors in Austria and/or outsourced to private research contractors. Moving forward, the Company anticipates most of the European clinical work to continue to be conducted by the Austrian inventors, with the majority of the U.S. Food and Drug Administration ("FDA") clinical work to be conducted by the Company and American clinical research contractors.

COMPETITION

     Competition among biotechnology, pharmaceutical, and other companies that research, develop, manufacture, or market pharmaceuticals is intense and is only expected to increase. Some competitors, principally large pharmaceutical companies, have greater clinical, research, regulatory, and marketing resources and experience than the Company. If the Company is able to bring NCT to the marketplace, of which there can be no assurance, the Company will face product competition from firms in the United States, Europe, Canada, Australia, and elsewhere. Additionally, some of the Company's competitors, including biotechnology and pharmaceutical companies, are actively engaged in research and development to create products with similar features as NCT.

PATENTS,  TRADEMARKS  AND  LICENSES

     All the following patent applications covering NCT are either exclusively licensed or assigned to the Company by their inventors.

     The Company currently has pending two German patent applications, one Patent Cooperation Treaty ("PCT") application, and one US patent application pending, which the Company can provide no assurance will be granted, which cover the use of NCT for the treatment of chronic Rhinosinusitis, otitis externa, crural ulcerations. All of the patent applications listed below are pending and the Company is awaiting responses from the respective patent offices.

- DE 10045868.8; Filing Date: September 14, 2000; entitled "Remedy for treatment of acute and chronic Rhinosinusitis and its application."
- DE 10144819.8; Priority Date: September 14, 2000; Filing Date September 11, 2001 (New Matter Added regarding Otitis Externa and Crural Ulcers); entitled "Fungicidal substance and its application."
- WO 02/22118; Priority Date: September 14, 2000; Filing Date September 10, 2001; entitled "Fungicidal agent containing N-Chlorotaurine and use thereof."
- US 2004/0116521 A1; Priority Date: September 14, 2000; Filing Date September 10, 2001; entitled "Fungicidal agent containing N-Chlorotaurine and use thereof."

     The Company has an additional PCT application that covers the use of NCT for treating oozing tissue deficiencies and its use as a fungicidal agent, as follows:

-    WO  2004/052355  A1;  Filing  Date:  December  6,  2002;  entitled  "Use of
     N-Chlorotaurine  for  treatment  of  oozing  tissue  deficiencies."

     Additionally, the holds rights under a License Agreement entered into October 18, 2001 with Dr. Waldemar Gottardi, Dr. Markus Nagl and Dr. Andreas Neher, to worldwide exclusive license patent rights in connection with patents relating to NCT and any technology relating to those patent rights or improvements.

NEED  FOR  GOVERNMENT  APPROVAL

     The Company will need to have U.S. Food and Drug Administration ("FDA") or European Medicines Agency ("EMEA") regulatory approval before it is able to market NCT commercially.

The  Steps  a  company  must  take  to  obtain  FDA  approval  include:

1.     Pre-clinical (animal) testing.
2. An investigational new drug application ("IND"), which outlines what the sponsor of a new drug proposes for human testing in clinical trials.
3.     Phase 1 studies (typically involve 20 to 80 people).
4.     Phase 2 studies (typically involve a few dozen to about 300 people).
5. Phase 3 studies (typically involve several hundred to about 3,000 people).
6. The pre-NDA period, just before a new drug application ("NDA") is submitted.
       A common time for the FDA and drug sponsors to meet.
7. Submission of a new drug application is the formal step asking the FDA to consider a drug for marketing approval.
8. After an NDA is received, the FDA has 60 days to decide whether to file it so it can be reviewed.
9. If the FDA files the NDA, an FDA review team is assigned to evaluate the sponsor's research on the drug's safety and effectiveness.
10. The FDA reviews information that goes on a drug's professional labeling, guidance on how to use the drug.
11. The FDA inspects the facilities where the drug will be manufactured as part of the approval process.
12. FDA reviewers will approve the drug or find it either "approvable" or "not approvable."

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

CAUTION  CONCERNING  "FORWARD-LOOKING"  STATEMENTS

     The following discussion should be read in conjunction with our financial statements.

     This prospectus contains forward-looking statements. Such forward-looking statements include statements regarding, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans, and (e) our anticipated needs for working capital. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words "may," "should," "expect," "anticipate," "estimate," "believe," "intend," or "project" or the negative of these words or other variations on these words or comparable terminology. This information may involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from the future results, performance, or achievements expressed or implied by any forward-looking statements. These statements may be found under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur. In addition to the information expressly required to be included in this prospectus, we will provide such further material information, if any, as may be necessary to make the required statements, in light of the circumstances under which they are made, not misleading.

COMBINATION  WITH  TYROL

     Since our combination with Tyrol Therapeutics, LLC, a Delaware limited liability company ("Tyrol") was accounted for as a recapitalization of Tyrol, our management's discussion and analysis is based upon the financial condition and results of operation of Tyrol for the years ended December 31, 2004, and 2003 and for the Period from November 19, 2002 (Inception) through December 31, 2004. Our management's discussion and analysis of financial condition and results of operations contain forward-looking statements, which involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth in the section entitled "Risk Factors" of this Prospectus.

     Throughout the next Twelve (12) months, the Company plans to support the ongoing clinical studies of NCT by its inventors, as well as to undertake additional clinical studies for promising indications. Additionally, the Company plans to begin conducting the regulatory work necessary to complete a New Drug Application ("NDA") with the U.S. Food and Drug Administration ("FDA").

     The Company believes the following accounting policies are the most critical to the Company, in that they are important to the portrayal of its financial statements and they require the Company's most difficult, subjective or complex judgments in the preparation of its financial statements:

REVENUE  RECOGNITION

     The Company recognizes revenue when persuasive evidence of an arrangement exists, services have been rendered, the sales price is fixed or determinable, and collectibility is reasonably assured.

RECENT  ACCOUNTING  PRONOUNCEMENTS

     In April 2003, the Financial Accounting Standards Board issued SFAS No. 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities. The statement amends and clarifies accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts, and hedging activities. This statement is designed to improve financial reporting such that contracts with comparable characteristics are accounted for similarly. The statement, which is generally effective for contracts entered into or modified after June 30, 2003, is not anticipated to have a significant effect on Pathogenics' financial position or results of operations.

     In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity. This statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. This statement is effective for financial instruments entered into or modified after May 31, 2003, and is otherwise effective at the beginning of the first interim period beginning after June 15, 2003. Pathogenics currently has no such financial instruments outstanding or under consideration and therefore adoption of this standard currently has no financial reporting implications.

     In January 2003, the FASB issued FASB Interpretation No. 46, Consolidation of Valuable Interest Entities. This interpretation clarifies rules relating to consolidation where entities are controlled by means other than a majority voting interest and instances in which equity investors do not bear the residual economic risks. This interpretation is effective immediately for variable interest entities created after January 31, 2003 and for interim periods beginning after June 15, 2003 for interests acquired prior to February 1, 2003. Pathogenics currently has no ownership in variable interest entities and therefore adoption of this standard currently has no financial reporting implications.

     In December 2004, the FASB issued SFAS No. 123 ( R ), "Accounting for Stock-Based Compensation" SFAS No. 123 ( R ) establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. This Statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS No. 123 ( R ) requires that the fair value of such equity instruments be recognized as expense in the historical financial statements as services are performed. Prior to SFAS No. 123 ( R ), only certain pro forma disclosures of fair value were required. SFAS No. 123 ( R ) shall be effective for small business issuers as of the beginning of the first interim or annual reporting period that begins after December 15, 2005. The adoption of this new accounting pronouncement is expected to have a material impact on the financial statements of Pathogenics during the calendar year 2006.

RESULTS OF OPERATIONS

     The following financial information reflects the pro forma financial information of Tyrol Therapeutics, LLC and Pathogenics, Inc., as if the Reorganization (defined under "Description of Business") had taken place on December 31, 2004.

REVENUE

     Since our inception, November 19, 2002, we have been principally engaged in activities associated with licensing products, formulating our business plan, product development, market research and raising capital for our business. To date, we have had no revenue from product sales.

OPERATING EXPENSES

     During the year ended December 31, 2004, operating expenses decreased by $8,167 or 32% over the year ended December 31, 2003.

     During the year ended December 31, 2003, operating expenses increased by $24,226 over the period ended December 31, 2002.

     During the period from November 19, 2002 (Inception) to December 31, 2004 we incurred operating expenses of $43,554.

     Loss per share was $(0.041) for the year ended December 31, 2004, $(0.057) for the year ended December 31, 2003 and $(0.102) for the period from November 20, 2002 (Inception) to December 31, 2004


LIQUIDITY AND CAPITAL RESOURCES

     Cash and cash equivalents increased by $45,076 to $45,076 at December 31, 2004, compared to $ -0- at December 31, 2003. Proceeds of $45,000 from the issuance of Preferred shares accounted for the majority of the increase in cash and cash equivalents.

     Co-incident with the merger of Tyrol with Pathogenics, we sold shares to investors through a private placement offering which provided operating capital of approximately $45,000 to pay expenses incurred in the issuance of this Prospectus and provide further support for general and administrative costs, and new product development. Under terms of our Private Placement Offering we anticipate the receipt of an additional $230,000 to provide more working capital. No assurance can be given that additional funds will be raised.

     The Company is taking steps in an attempt to raise equity capital and/or to borrow additional funds. There can be no assurance that any new capital will be available to the Company or that adequate funds for the Company's operations, whether from the Company's financial markets, or other arrangements will be available when needed or on terms satisfactory to the Company. The Company has no commitments from officers, directors or affiliates to provide funding. The failure of the Company to obtain adequate additional financing may require the Company to delay, curtail or scale back some or all of its operations. Any additional financing may involve dilution to the Company's then-existing shareholders.

     Other than Cash or Cash equivalents the Company had no other current or long term assets at December 31, 2004.

     The Company had current liabilities of $45,954 at December 31, 2004 comprised of accounts payable and accrued liabilities of $6,676, accounts payable to related parties of $35,954.

AMOUNTS SPENT DURING EACH OF THE LAST TWO FISCAL YEARS ON RESEARCH AND DEVELOPMENT ACTIVITIES

     Research and Development over the past two (2) years, described above under "Clinical Development of NCT to Date," has been completed by the NCT inventors in Austria. The researchers themselves have primarily funded this work, with medical research grant assistance provided by the Austrian Government.

                             DESCRIPTION OF PROPERTY

     The Company entered into a lease for office space on March 1, 2005, with SFKM&B d/b/a Stratis Business Centers ("Stratis"), which operates a suite of offices with support services located at 99 Derby Street, Hingham, MA 02043. Under the office service agreement, the Company is given the use of a conference room and visitors office facilities.

                            CERTAIN RELATIONSHIPS AND
                              RELATED TRANSACTIONS

     On February 10, 2005, the Company entered into an Agreement and Plan of Reorganization with Tyrol Therapeutics, LLC, a Delaware limited liability company ("Tyrol") and the members of Tyrol ("Tyrol Members")(the
"Reorganization"). Pursuant to the Reorganization, the Company exchanged 40,900,000 restricted shares of the Company's Common Stock for 100% of the membership interest of Tyrol. The Tyrol Members included the Company's Chief Executive Officer and the Company's Vice President who each received 20,000,000 restricted shares of the Company's Common Stock pursuant to the Reorganization.

     Effective December 18, 2002, pursuant to an Assignment Agreement with Atlantic Technology Ventures, Inc. a Delaware corporation ("Atlantic"), whose President and Chief Executive Officer was the Company's Chief Executive Officer, Frederic P. Zotos and whose Vice President of Business Development was the
Company's Director Michael Ferrari ("Assignment Agreement"), the Company received all rights in connection with a License Agreement entered into October 18, 2001 (the "License") with Dr. Waldemar Gottardi, Dr. Markus Nagl and Dr. Andreas Neher (the "Licensors") and Atlantic, to worldwide exclusive license patent rights in connection with patents relating to N-Chlorotaurine and any technology relating to those patent rights or improvements ("NCT" and the "Patents"). The Assignment Agreement was ratified by the Licensors on January 10, 2003.

     In January 2005, Mr. Sklar entered into an Indemnification Agreement with the Company, and in February 2005, Mr. Zotos and Mr. Ferrari entered into an Indemnification Agreements with the Company (each an "Indemnitee" and the "Indemnification Agreements"). The Indemnification Agreements provide for the Company to indemnify each Indemnitee if any are or become a party to or a witness to any threatened, pending or completed action, suit, investigation or proceeding by reason of the fact that any Indemnitee is or was a Director, officer, employee, trustee, agent or fiduciary of the Company or serving at the request of the Company to the full extent permitted by law. Additionally, the Company shall advance to each Indemnitee, within two business days of any request, any and all expenses in connection with any indemnification, provided, however that each Indemnitee must have obtained prior approval of the Board of Directors of the Company, unless the Company had previously experienced a "change in control," in which case an independent counsel selected by the Indemnitee, and approved by a majority of the disinterested directors, shall determine whether and to what extent the Indemnitee is permitted to be indemnified by the Company.

     On March 15, 2005, the Company entered into an employment agreement with the Company's Chief Executive Officer, Frederic P. Zotos, effective as of February 18, 2005 (the "Employment Agreement"). The Employment Agreement calls for Mr. Zotos to serve as the Company's Chief Executive Officer and President. Under the agreement, Mr. Zotos is to receive $200,000 per year (the "Base Salary") plus a bonus to be determined by the Company's Board of Directors. The Employment Agreement may be terminated by the Company for "cause," by reason of Mr. Zotos' death or Mr. Zotos' voluntary retirement. Additionally, the Company can terminate Mr. Zotos' employment under the Employment Agreement due to his incapacity due to physical or mental illness. Mr. Zotos agreed under the Employment Agreement not to compete with the Company during his employment or for One (1) year following the termination of his employment with the Company. The term of the Employment Agreement shall be until terminated by the Company or Mr. Zotos.


                                       EXECUTIVE COMPENSATION

                                                                              LONG-TERM COMPENSATION
                                                                         -------------------------------
               ANNUAL COMPENSATION                                          AWARDS            PAYOUTS
               -------------------                                       ------------     --------------
NAME AND                                                                  RESTRICTED
PRINCIPAL        FISCAL                                     OTHER ANNUAL     STOCK      OPTIONS/      LTIP
POSITION         YEAR              SALARY        BONUS ($)  COMPENSATION     AWARDS     SARS (#)     PAYOUT
-------------   ---------        ----------     ----------  ------------   ----------   --------     -------
Frederic P.      2005(1)         $173,000
Zotos

William L.       2004            $-0-
Sklar
President (2)

Ronald Cole      2003            $-0-
Jr.              2002            $-0-
President (3)


Salaries above do not include perquisites and other personal benefits in amounts less than 10% of the total annual salary and other compensation.

Other then the individuals listed above, the Company has no other executive employees who have received more than $100,000.00 in compensation, including bonuses and options, during each of the last three (3) fiscal years.

(1) The salary listed for Mr. Zotos is his expected salary for 2005. Mr. Zotos began as the Company's Chief Executive Officer on February 18, 2005, when Mr. Sklar resigned.

(2) William L. Sklar served as the Company's President from January 27, 2005 to February 18, 2005, at which time Frederic P. Zotos, was appointed President, Secretary, Treasurer and Chief Executive Officer of the Company by the Company's Board of Directors.

(3) Thomas V. Ackerly Served as the Company's sole officer from the Company's inception on December 16, 1997 to November 26, 2001, at which time Ronald Cole, Jr. was appointed sole officer and Director of the Company. On January 27, 2005, William L. Sklar was elected as sole officer and director of the Company.

                             CONTROLS AND PROCEDURES

EVALUATION OF DISCLOSURE CONTROLS AND PROCEDURES

     We maintain disclosure controls and procedures designed to provide reasonable assurance that information required to be disclosed in the reports we file with the Securities and Exchange Commission (the "SEC") is recorded, processed, summarized and reported within the time periods specified in the rules of the SEC. As of December 31, 2004, we carried out an evaluation, under the supervision and the participation of our management, including our Chief Executive Officer and Chief Financial Officer, of the design and operation of these disclosure controls and procedures pursuant to Exchange Act Rule 13a-14.
Based upon that evaluation, our Chief Executive Officer and Chief Financial Officer concluded that our disclosure controls and procedures are effective in timely alerting him to material information relating to the Company required to be included in our periodic SEC filings.

                              FINANCIAL STATEMENTS

     The Financial Statements required by Item 310 of Regulation S-B are stated in U.S. dollars and are prepared in accordance with U.S. Generally Accepted Accounting Principles.

                     INTRODUCTION TO THE UNAUDITED PRO FORMA
                     CONDENSED COMBINED FINANCIAL STATEMENTS

     On February 10, 2005, Pathogenics, Inc. (formerly Needle Impulse Technologies, Corp.) ("Pathogenics") and Tyrol Therapeutics, L.L.C., ("Tyrol") announced that on February 10, 2005, they had entered into an Agreement and Plan of Reorganization (the "Agreement"), in which Pathogenics acquired all assets of and assumed all of the liabilities of Tyrol for 40,900,000 shares of common stock of Pathogenics. As a result, after the closing of the Agreement, the former members of Tyrol own approximately 98.41% of the voting shares of Pathogenics. Since the former members of Tyrol received the majority of the voting shares of Pathogenics, the current President of Tyrol became the President of the Company and since representatives of Tyrol hold two of the three seats on the Company's Board of Directors, the merger was accounted for as a recapitalization of Tyrol, whereby Tyrol was the accounting acquirer (legal acquiree) and Pathogenics was the accounting acquiree (legal acquirer).

     Pathogenics, Inc. (formerly Needle Impulse Technologies, Corp.) ("Pathogenics") was incorporated in Delaware on December 16, 1997 as Niktronic, Inc. On the same day it changed its name to Needle Impulse Technologies, Corp. On February 8, 2005, Pathogenics changed its name to Pathogenics, Inc. Since inception the company has been inactive, without any commercial operations and therefore is a development stage company.

     Accordingly, at the closing, Pathogenics was a non-operating shell corporation unable to meet the definition of a business as defined in EITF Consensus 98-3. Therefore, the transaction was accounted for as a recapitalization of Tyrol. This transaction is equivalent to Tyrol issuing stock for the net liabilities of Pathogenics, accompanied by a recapitalization. The accounting is identical to that resulting from a reverse acquisition, except that there are no adjustments to the historic carrying values of the assets and liabilities.

     The Unaudited Pro Forma Condensed Combined Statements of Expenses for the year ended December 31, 2004, combine the historical statements of operations of Tyrol and Pathogenics giving effect to the merger as if it had been consummated on November 19, 2002 (the date of inception). The Unaudited Pro Forma Condensed Combined Balance Sheet combines the historical balance sheet of Tyrol and the historical balance sheet of Pathogenics, giving effect to the merger as if it had been consummated on December 31, 2004.

You should read this information in conjunction with the:

- Accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Statements;

- Separate historical financial statements of Tyrol as of and for the years ended December 31, 2004 and 2003,and for the period from November 20, 2002 (inception) through December 31, 2004 included in this document;

- Separate historical financial statements of Pathogenics as of December, 31, 2004 and for the years ended December 31, 2004 and 2003, and for the period from December 16, 1997 (Inception) through December 31, 2004, included in this document.

     We present the unaudited pro forma condensed combined financial information for informational purposes only. The pro forma information is not necessarily indicative of what our financial position or results of operations actually would have been had we completed the merger on December 31, 2004 or on November 19, 2002. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of the combined company.


                           UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                              DECEMBER 31 2004

                                                                            (expressed in United States dollars)
                                           Share      Pro-Forma                           Consolidated
                            Pathogenics  Issuance    Pathogenics    Tyrol      Adjust      Pathogenics
                             31-Dec-04      (a)       31-Dec-04    31-Dec-04     (b)        31-Dec-04
----------------------------------------------------------------------------------------------------------------
                   ASSETS
 CURRENT ASSETS
   Cash                      $     -    $   45,000   $   45,000    $     76    $       -   $     45,076
    Formation Costs                                                       -            -              -
----------------------------------------------------------------------------------------------------------------
                             $     -    $   45,000   $   45,000    $     76    $       -   $     45,076
================================================================================================================

                   LIABILITIES AND STOCKHOLDER'S / MEMBERS' CAPTIAL (DEFICIENCY)
 CURRENT LIABILITIES
   Accounts payable and
    accrued liabilities                                            $  6,676    $       -   $      6,676
   Accounts payable-related        -                                 35,954            -         35,954
----------------------------------------------------------------------------------------------------------------
                                   -                                 42,630            -         42,630
----------------------------------------------------------------------------------------------------------------

 STOCKHOLDERS' / MEMBER'S CAPTIAL (DEFICIENCY)
   Common stock                  504                        504                     (504)             -
   Preferred stock                               2            2           -                           2
   Additional paid in capital    496        44,998       45,494                     (496)        44,998
   Deficit                    (1,000)                    (1,000)    (42,554)       1,000        (42,554)
----------------------------------------------------------------------------------------------------------------
                                   -        45,000       45,000     (42,554)           -          2,446
----------------------------------------------------------------------------------------------------------------
                             $     -    $   45,000   $   45,000    $     76    $       -   $     45,076
================================================================================================================

See accompanying notes to unaudited pro forma condensed combined financial statements.


          UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF EXPENSES
                          YEAR ENDED DECEMBER 31, 2004

                                                 (expressed in United States dollars)
                                  PATHOGENICS     TYROL     CONSOLIDATED PATHOGENICS
                                     2004         2004                 2004
--------------------------------------------------------------------------------
Operating Expenses:
   General & administrative                     $   17,059          $   17,059
--------------------------------------------------------------------------------

   Total operating expense                          17,059              17,059
--------------------------------------------------------------------------------
   Net Loss                       $      -      $   17,059          $   17,059
================================================================================

Preferred dividends                                                      3,600
                                                                   -------------
Net loss attributable to common shareholders                        $   20,659
                                                                    ============

Net Loss per share                                                  $    0.04
                                                                    ============
Weighted average shares outstanding used
  in per share computations                                            503,830
                                                                    ------------

See accompanying notes to unaudited pro forma condensed combined financial statements.


          UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF EXPENSES
   FOR THE PERIOD FROM NOVEMBER 19, 2002 (INCEPTION) THROUGH DECEMBER 31, 2004

                                                   (expressed in United States dollars)
                                    PATHOGENICS     TYROL     CONSOLIDATED PATHOGENICS
                                     INCEPTION    INCEPTION            INCEPTION
--------------------------------------------------------------------------------
Operating Expenses:
   General & administrative       $    1,000    $   42,554          $   43,554
--------------------------------------------------------------------------------

   Total operating expense             1,000        42,554              43,554
--------------------------------------------------------------------------------
   Net Loss                       $    1,000    $   42,554          $   43,554
================================================================================

Preferred dividends                                                      7,604
                                                                   -------------
Net loss attributable to common shareholders                        $   51,158
                                                                    ============

Net Loss per share                                                  $    0.10
                                                                    ============
Weighted average shares outstanding used
  in per share computations                                            503,830
                                                                    ------------

See accompanying notes to unaudited pro forma condensed combined financial statements.

                                     PART II
      NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(1)     DESCRIPTION OF TRANSACTION AND BASIS OF PRESENTATION

     On February 10, 2005, Pathogenics, Inc. (formerly Needle Impulse Technologies, Corp.) ("Pathogenics") and Tyrol Therapeutics, L.L.C., ("Tyrol") announced that on February 10, 2005, they had entered into an Agreement and Plan of Reorganization (the "Agreement"), in which Pathogenics acquired all assets of and assumed all of the liabilities of Tyrol for 40,900,000 shares of common stock of Pathogenics. As a result, after the closing of the Agreement, the former members of Tyrol own approximately 98.41% of the voting shares of Pathogenics. Since the former members of Tyrol received the majority of the voting shares of Pathogenics, the current President of Tyrol became the President of the Company and since representatives of Tyrol hold two of the three seats on the Company's Board of Directors, the merger was accounted for as a recapitalization of Tyrol, whereby Tyrol was the accounting acquirer (legal acquiree) and Pathogenics was the accounting acquiree (legal acquirer).

     Pathogenics, Inc. (formerly Needle Impulse Technologies, Corp.) ("Pathogenics") was incorporated in Delaware on December 16, 1997 as Niktronic, Inc. On the same day it changed its name to Needle Impulse Technologies, Corp. On February 8, 2005, Pathogenics changed its name to Pathogenics, Inc. Since inception the company has been inactive, without any commercial operations and therefore is a development stage company.

     Accordingly, at the closing, Pathogenics was a non-operating shell corporation unable to meet the definition of a business as defined in EITF Consensus 98-3. Therefore, the transaction was accounted for as a recapitalization of Tyrol. This transaction is equivalent to Tyrol issuing stock for the net liabilities of Pathogenics, accompanied by a recapitalization. The accounting is identical to that resulting from a reverse acquisition, except that there are no adjustments to the historic carrying values of the assets and liabilities.

(2)     PRO FORMA ADJUSTMENTS

     (a)  To record the issuance of Preferred shares at closing.

          On February 8, 2005 the Company entered into a Securities Purchase Agreement to sell 8% convertible preferred stock ("Preferred") of the Company, in the aggregate principal amount of Two Hundred Seventy Five Thousand Dollars ($275,000), convertible into shares of Common Stock, par value $.001 per share, of the Company (the "Common Stock") at a per share conversion price of $0.029 ("Conversion Price"). The agreement provided for the sale to take place in four tranches.

          Subject to the satisfaction or waiver of the terms and conditions of the Securities Purchase Agreement, on the Initial Closing Date, the Company was entitled to the receipt of $45,000.

     (b) The transaction is structured as a purchase of the assets and assumption of liabilities of Tyrol by Pathogenics, but the transaction will be accounted for as a recapitalization of Tyrol. To eliminate the historical stockholders' equity accounts of Pathogenics, the accounting acquiree. This adjustment also includes an adjustment to additional paid in capital of $45,494 representing the additional paid in capital of Pathogenics.

(3)     SHAREHOLDERS'/MEMBERS' DEFICIENCY RECONCILIATION

     The following is a reconciliation of Tyrol's members' deficiency prior to the merger transaction to shareholders'/members' deficiency as reported in these pro forma condensed combined financial statements:


                                                                     Additional    Stockholders'/
                                            Common     Preferred      Paid-in        Members'
                                            Stock        Stock        Capital       Deficiency     Total
                                          ----------   ----------    ----------    -------------  ---------
Tyrol's members' deficiency
at December 31, 2004                                                                $  (42,494)   $ (42,494)

Pathogenics' Stockholders'
Deficiency at December 31,
2004                                      $    504                    $    496          (1,000)

Preferred Shares issued in
connection with this
transaction                                                   2         44,494                       45,000

Transfer balance of Additional
Paid-in Capital to Common Stock           $   (504)                       (496)          1,000
                                          ----------   ----------    ----------    -------------  ---------

Pro forma
shareholders'/members'
deficiency                                $      -             2      $ 44,494      $  (42,494)   $   2,446
                                          ==========   ==========    ==========     =============  ========

                                PATHOGENICS, INC.
                  (formerly Needle Impulse Technologies Corp.)
                          (A Development Stage Company)

                              FINANCIAL STATEMENTS

                           As of December 31, 2004 and
                 For the Years Ended December 31, 2004 and 2003

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
  Pathogenics, Inc (formerly Needle Impulse Technologies, Corp.)
  (A Development Stage Company)
  London, England

We have audited the accompanying balance sheet of Pathogenics, Inc. (formerly Needle Impulse Technologies, Corp.) (a development stage company) as of December 31, 2004, and the related statements of expenses, stockholder's equity and cash flows for the years ended December 31, 2004 and 2003 and the period from December 16, 1997 (Inception) to December 31, 2004. These financial statements are the responsibility of Pathogenic, Inc.'s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pathogenics, Inc. as of December 31, 2004, and the results of its operations and its cash flows for the years ended December 31, 2004 and 2003 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that Pathogenics, Inc. (formerly Needle Impulse Technologies, Corp) will continue as a going concern. As discussed in Note 1 to the financial statements, Pathogenics, Inc. has had no operations since inception and is a development stage company. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Malone & Bailey, PC
Houston, Texas
www.malone-bailey.com
February 17, 2005


                          PATHOGENICS, INC.
            (FORMERLY NEEDLE IMPULSE TECHNOLOGIES, CORP.)
                    (A DEVELOPMENT STAGE COMPANY)
                            BALANCE SHEET
                      AS OF DECEMBER 31, 2004

ASSETS
     Total assets                                         $     0
                                                          ========

LIABILITIES AND SHAREHOLDER'S EQUITY
Commitment and contingencies

Shareholder's equity
  Preferred stock, $0.001 par value, 10,000,000 shares
       Authorized, none issued and outstanding
  Common stock, $.001 par value, 110,000,000 shares
       authorized, 503,830 shares issued and outstanding      504
  Additional paid in capital                                  496
  Deficit accumulated during the development stage         (1,000)
                                                          --------
     Total shareholder's equity                                 0
                                                          --------
     Total liabilities and shareholder's equity           $     0
                                                          ========

           See summary of significant accounting policies and notes to financial statements.


                            PATHOGENICS, INC.
              (FORMERLY NEEDLE IMPULSE TECHNOLOGIES, CORP.)
                      (A DEVELOPMENT STAGE COMPANY)
                         STATEMENTS OF EXPENSES
               YEARS ENDED DECEMBER 31, 2004 AND 2003 AND
THE PERIOD FROM DECEMBER 16, 1997 (INCEPTION) THROUGH DECEMBER 31, 2004

                                               Inception Through
                                                  December 31,
                                 2004      2003      2004
Operating Expenses:
General & administrative       $      0  $      0  $  1,000
Total operating expenses
                               --------  --------  ----------
Net Loss                       $      0  $      0  $ (1,000)
                               --------  --------  ----------
Net Loss per share             $      0  $      0  $ (0.002)
                               --------  --------  ----------
Weighted average shares
outstanding used in per share
computations                    503,830   503,830   503,830
                               ========  ========  ==========

         See summary of significant accounting policies and notes to financial statements.


                                       PATHOGENICS, INC.
                         (FORMERLY NEEDLE IMPULSE TECHNOLOGIES, CORP.)
                                 (A DEVELOPMENT STAGE COMPANY)
                         STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY
                          YEARS ENDED DECEMBER 31, 2004 AND 2003 AND
           THE PERIOD FROM DECEMBER 16, 1997 (INCEPTION) THROUGH DECEMBER 31, 2004

                                                                                   Deficit
                                  Preferred Stock    Common Stock                 Accumulated
                                  ---------------   ----------------   Additional  During the
                                                                        Paid In   Development
                                  Shares   Amount   Shares   Amount     Capital      Stage     Total
                                  -------  -------  -------  -------    --------    --------   ------
Stock issued for formation costs        0  $     0  503,830  $   504    $    496     $(1,000)  $    0
Balance at December 31, 2002            0  $     0  503,830  $   504    $    496     $(1,000)  $    0
Net loss                                0  $     0
Balance at December 31, 2003            0  $     0  503,830  $   504    $    496     $(1,000)  $    0
Net loss                                0  $     0
Balance at December 31, 2004            0  $     0  503,830  $   504    $    496     $(1,000)  $    0

                        See summary of significant accounting policies
                              and notes to financial statements.


                            PATHOGENICS, INC.
              (FORMERLY NEEDLE IMPULSE TECHNOLOGIES, CORP.)
                      (A DEVELOPMENT STAGE COMPANY)
                        STATEMENTS OF CASH FLOWS
               YEARS ENDED DECEMBER 31, 2004 AND 2003 AND
THE PERIOD FROM DECEMBER 16, 1997 (INCEPTION) THROUGH DECEMBER 31, 2004

                                                  Inception Through
                                                    December 31,
                                    2004     2003     2004
CASH FLOWS FROM
 OPERATING ACTIVITIES
Net loss                           $   0    $   0   $(1,000)
Adjustments to reconcile net loss
 to cash provided by operating
 activities:
Stock issued for formation costs   $   0    $   0   $ 1,000
                                   -----    -----   --------
NET CASH PROVIDED BY
 OPERATING ACTIVITIES              $   0    $   0   $     0
                                   -----    -----   --------
NET CHANGE IN CASH                 $   0    $   0   $     0
CASH AT BEGINNING OF
 PERIOD                            $   0    $   0   $     0
                                   -----    -----   --------
CASH AT END OF PERIOD              $   0    $   0   $     0
                                   =====    =====   ========

        See summary of significant accounting policies and notes to financial statements.

                                PATHOGENICS, INC.
                  (FORMERLY NEEDLE IMPULSE TECHNOLOGIES, CORP.)
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIALSTATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business. Pathogenics, Inc. (formerly Needle Impulse Technologies, Corp.) ("Pathogenics") was incorporated in Delaware on December 16, 1997 as Niktronic, Inc. On the same day it changed its name to Needle Impulse Technologies, Corp. On February 8, 2005, Pathogenics changed its name to Pathogenics, Inc. The company is inactive and has no commercial operations.

Use of Estimates. In preparing financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheet and revenue and expenses in the income statement. Actual results could differ from those estimates.

Recently issued accounting pronouncements. Pathogenics does not expect the adoption of recently issued accounting pronouncements to have a significant impact on Pathogenics results of operations, financial position or cash flow.

Pathogenics has had no operations since inception and is a development stage company.

NOTE 2 - SHARE CAPITAL

On December 16, 1997 the company issued 1,000 common shares in recognition of the $1,000 of formation costs paid by its parent company First Vulcan Corporation (formerly GS Financial Services, Inc.)

On February 8, 2005 Pathogenics increased the number of outstanding common shares from 1,000 to 503,830 in order to effectuate what is generally referred to as a "forward split" on a 503.83 to one basis. The impact of this forward split has been reflected in the accompanying financial statements retroactive to inception.

NOTE 3 - SUBSEQUENT EVENT

On February 8, 2005 the Board authorized Pathogenics to enter into an Agreement and Plan of Reorganization by and among the Corporation, Tyrol Therapeutics, LLC, a Delaware limited liability company and the members of Tyrol Therapeutics, LLC upon the terms and for the consideration specified in the Agreement and Plan of Reorganization to be completed.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
   Tyrol Therapeutics, LLC, (formerly Pathogenics, LLC)
   (A Development Stage Company)
   New York, New York

We have audited the accompanying balance sheet of Tyrol Therapeutics, LLC, (formerly Pathogenics, LLC) (a development stage company), as of December 31, 2004, and the related statements of expenses, members' equity, and cash flows for the years ended December 31, 2004 and 2003, and for the period November 19, 2002 (Inception) to December 31, 2004. These financial statements are the responsibility of Tyrol Therapeutics, LLC's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tyrol Therapeutics, LLC, (formerly Pathogenics, LLC), as of December 31, 2004, and the results of its operations and its cash flows for the years ended December 31, 2004 and 2003 are in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that Tyrol Therapeutics, LLC, (formerly Pathogenics, LLC) will continue as a going concern. As discussed in Note 2 to the financial statements, Tyrol Therapeutics, LLC suffered recurring losses from inception and negative cash flows from operating activities, which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in
Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

MALONE & BAILEY, PC
Houston, Texas
www.malone-bailey.com

January 21, 2005, except Note 1, as to which the date is January 28, 2005


                  Tyrol Therapeutics, LLC,
                (formerly Pathogenics, LLC)
                (A Development Stage Company)
                        BALANCE SHEET
                      December 31, 2004

ASSETS
Current Assets
  Cash                                              $     76
                                                  -----------
Total Assets                                        $     76
                                                  ===========

LIABILITIES AND MEMBERS' EQUITY

Current Liabilities
  Accounts payable                                  $  6,676
  Accounts payable - related parties                  35,954
                                                  -----------
Total Current Liabilities                             42,630
                                                  -----------

Members' equity
  Deficit accumulated during the development stage   (42,554)
                                                  -----------
    Total Members' equity                            (42,554)
                                                  -----------
    TOTAL LIABILITIES AND MEMBERS' EQUITY           $     76
                                                  ===========

              See accompanying summary of accounting policies and
                         notes to financial statements.


                            Tyrol Therapeutics, LLC,
                          (formerly Pathogenics, LLC)
                          (A Development Stage Company)
                             STATEMENTS OF EXPENSES
                  Years Ended December 31, 2004, and 2003, and
    the Period from November 19, 2002(Inception) Through December 31, 2004

                                                             Inception
                                                               Through
                               2004             2003             2004
                           -------------    -------------    -------------
Operating Expenses:
General & administrative  $       17,059   $       25,226   $ 42,554
                           -------------    -------------    -------------
Total operating expense           17,059           25,226     42,554
                           -------------    -------------    -------------
Net Loss                  $      (17,059)  $      (25,226)  $(42,554)
                           =============    =============    =============

               See accompanying summary of accounting policies and
                         notes to financial statements.


                            Tyrol Therapeutics, LLC,
                          (formerly Pathogenics, LLC)
                          (A Development Stage Company)
                    STATEMENT OF CHANGES IN MEMBERS' EQUITY
      Period from November 19, 2002 (Inception) Through December 31, 2004

                                                                 Deficit
                                                               Accumulated
                                                   Additional    During
                                Common Stock        Paid in    Development
                              Shares     Amount     Capital       Stage       Totals
                             ---------   ------     --------    ---------    ---------
Net loss                             -   $    -     $     -     $   (269)    $   (269)
                             ---------   ------     --------    ---------    ---------
Balances, December 31, 2002          -        -           -         (269)        (269)
Net loss                             -        -           -      (25,226)     (25,226)
                             ---------   ------     --------    ---------    ---------
Balances, December 31, 2003          -        -           -      (25,495)     (25,495)
Net loss                             -        -           -      (17,059)     (17,059)
                             ---------   ------     --------    ---------    ---------
Balances, December 31, 2004          -   $    -     $     -     $(42,554)    $(42,554)
                             =========   ======     ========    ==========   =========

               See accompanying summary of accounting policies and
                         notes to financial statements.


                            Tyrol Therapeutics, LLC,
                          (formerly Pathogenics, LLC)
                          (A Development Stage Company)
                            STATEMENTS OF CASH FLOWS
                  Years Ended December 31, 2004, and 2003, and
    the Period from November 19, 2002 (Inception) Through December 31, 2004

                                                                          Inception
                                                                           Through
                                            2004             2003            2004
                                        ------------     ------------    ------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss                               $    (17,059)     $   (25,226)    $   (42,554)
Adjustments to reconcile net loss to
  cash used in operating activities:
Change in:
  Accounts payable                            6,676                -           6,676
  Accounts payable - related parties         10,459           25,226          35,954
                                        ------------     ------------    ------------

NET CASH USED IN OPERATING ACTIVITIES            76                -              76
                                        ------------     ------------    ------------

NET CHANGE IN CASH                               76                -              76
CASH AT BEGINNING OF PERIOD                       -                -               -
                                        ------------     ------------    ------------

CASH AT END OF PERIOD                  $         76      $         -     $        76
                                       =============     =============   ============

               See accompanying summary of accounting policies and
                         notes to financial statements.

                            Tyrol Therapeutics, LLC,
                           (formerly Pathogenics, LLC)
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business.

Tyrol Therapeutics, LLC, (formerly Pathogenics, LLC) (Tyrol) is a development-stage biopharmaceutical company focusing on developing a pipeline of anti-infective biopharmaceutical products. On January 28, 2005, the company changed its name to Tyrol Therapeutics, LLC.

The company was incorporated in Delaware in November 2002 to establish the entity as a U.S. corporation.

Tyrol's fiscal year end is December 31.

Cash and Cash Equivalents. For purposes of the statement of cash flows, Tyrol considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Use of Estimates. In preparing financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheet and revenue and expenses in the statement of expenses. Actual results could differ from those estimates.

Revenue Recognition. Tyrol recognizes revenue when persuasive evidence of an arrangement exists, services have been rendered, the sales price is fixed or determinable, and collectibility is reasonably assured.

Income taxes. Tyrol recognizes deferred tax assets and liabilities based on differences between the financial reporting and tax bases of assets and liabilities using the enacted tax rates and laws that are expected to be in effect when the differences are expected to be recovered. Tyrol provides a valuation allowance for deferred tax assets for which it does not consider realization of such assets to be more likely than not.

Basic and diluted net loss per share calculations are presented in accordance with Financial Accounting Standards Statement 128, and are calculated on the basis of the weighted average number of common shares outstanding during the year. They include the dilutive effect of common stock equivalents in years with net income.

Recently issued accounting pronouncements. Tyrol does not expect the adoption of recently issued accounting pronouncements to have a significant impact on Tyrol's results of operations, financial position or cash flow.


NOTE 2 - GOING CONCERN

As shown in the accompanying financial statements, Tyrol has minimal operations, losses from inception and cash on hand as of December 31, 2004 of $76. These conditions create an uncertainty as to Tyrol's ability to continue as a going concern. Management is trying to raise additional capital through sales of its common stock as well as seeking financing from third parties. The financial statements do not include any adjustments that might be necessary if Tyrol is unable to continue as a going concern.

NOTE 3 - RELATED PARTY TRANSACTIONS

As of December 31, 2004, Tyrol owed $35,954 to a managing member, mostly for the expenses paid by the member on the behalf of Tyrol.

NOTE 4 - INCOME TAXES

Income taxes are not due since Tyrol has had losses since inception of $42,554 which expire in the U.S. in fiscal 2024.

     Deferred tax assets                   $  14,000
     Less: valuation allowance               (14,000)
                                            ---------
     Net deferred taxes                    $       0
                                            =========

     CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
                                   DISCLOSURE

     None.

                          DESCRIPTION OF CAPITAL STOCK
     We are authorized to issue up to 110,000,000 shares of stock, of which 100,000,000 are shares of Common Stock, $0.001 par value per share and 10,000,000 shares are shares of Preferred Stock, $0.001 par value per share. As of March 16, 2005, there were 41,403,830 shares of Common Stock issued and outstanding. There is currently no established public market for the Company's Common Stock.

COMMON STOCK

     The holders of shares of Common Stock are entitled to one vote per share on each matter submitted to a vote of shareholders. In the event of liquidation, holders of Common Stock are entitled to share prorata in the distribution of assets remaining after payment of liabilities, if any. Holders of Common Stock have no cumulative voting rights, and, accordingly, the holders of a majority of the outstanding shares have he ability to elect all of the directors. Holders of Common Stock have no preemptive or other rights to subscribe for shares. Holders of Common Stock are entitled to such dividends as may be declared by the board of directors out of funds legally available therefore. The outstanding Common Stock is validly issued, fully paid and non-assessable.

CONVERTIBLE PREFERRED STOCK

     On February 25, 2005, the Company filed a Certificate of Designations of Convertible Preferred Stock with the Secretary of State of Delaware (the "Certificate" and the "Convertible Preferred Stock"). The Certificate consists of Ten Thousand (10,000) shares of Convertible Preferred Stock, which had a face amount equal to Twenty-Seven dollars and Fifty Cents ($27.50) per share ("Face Amount"). The holders of the Preferred Stock ("Holders") are entitled to receive cumulative dividends at Two and a half percent (2.5%) above the prime rate published from time to time by Citibank, N.A. (as March 2, 2005, the prime rate was 5.5%) of the Face Amount per year ("Dividends"). The Dividends are payable by the Company quarterly on the last day of April, July, October and January, starting July 2005, in cash or additional shares of Convertible Preferred Stock, payable in shares of Convertible Preferred Stock at a rate equal to the outstanding amount of Dividends divided by the Face Amount.

     Under the Certificate, the Holders can convert any or all of its shares of Convertible Preferred Stock into a number of fully paid and nonassesable shares of Common Stock determined by dividing the aggregate Face Value of the Convertible Preferred shares being converted by the "Conversion Price" of $0.029 ("Conversion Rate"). In the case of a Conversion under the Convertible Preferred Stock, the Holders shall fax or otherwise deliver an executed notice of conversion to the Company, and within Three (3) business days surrender certificates representing the Convertible Preferred Stock to converted. The date on which the Company receives the notice of conversion is a "Conversion Date." The Company then has Three (3) days from a Conversion Date to the Holders the shares of Common Stock which were converted.

     No Holder may convert the Convertible Preferred Stock into an amount of shares of Common Stock which would cause the Holder to hold in aggregate an amount greater than 4.9% of the Company's issued and outstanding Common Stock ("Ownership Limit"). Pursuant to the Certificate, unless the Company has obtained the approval of the Company's shareholders ("Stockholder Approval"), the Company shall not be obligated to issue, in the aggregate, more than 9,000,000 shares of Common Stock upon conversion of the Convertible Preferred Stock ("Common Share Limit"). If Stockholder Approval is not obtained, the Common Share Limit has been reached, and Holders attempt to convert additional shares of Convertible Preferred Stock, the Company will pay the Holder an amount of cash equal to the Conversion Price multiplied by the number of shares of Common Stock which would be issuable in satisfaction of the applicable notice of conversion. If Stockholder Approval has been obtained, the Company has the right to honor any notice of conversion in excess of the Common Share Limit by either delivery of shares of Common Stock or cash.

     Under the Certificate, if at any time a Conversion Date has occurred and the Company fails for any reason to deliver within five (5) business days the number of shares of Common Stock which such holder is entitled to receive as result of the conversion (a "Conversion Default"), (a) the Company shall pay the effected holder, or (b) in the case of the Company telling any Holder that it intends not to issue shares of Common Stock to any holder in accordance with the terms of the Certificate (other than because an Ownership Limit has been reached) all Holders of Convertible Preferred Stock, an amount equal to 1% of the Face Amount of the Convertible Preferred Stock with respect to which the Conversion Default occurred, or in the case of (b) the Face Amount of all outstanding Convertible Preferred Stock, for each five das thereafter until cured. Payments pursuant to a Conversion Default shall be paid by the Company in cash within Two (2) days of a written demand from a Holder.

     Following the occurrence of a Redemption Event under the Certificate (defined below), each Holder shall have the right to elect at any time and from time to time by delivery of a "Redemption Notice" to the Company while such Redemption Event continues, to require the Company to purchase any or all of the then outstanding shares of Convertible Preferred Stock for cash at an amount per share equal to the Redemption Amount (defined below), together with any accrued and unpaid dividends and any Conversion Default payments applicable thereto, held by such Holder. The "Redemption Amount" with respect to a share of Convertible Preferred Stock means an amount equal to 1.3 times the aggregate Face Amount of the Convertible Preferred Stock for which a demand is being made.

     A "Redemption Event" means any one of the following: (i) the Common Stock (including any of the shares of Common Stock issuable upon conversion of the Convertible Preferred Stock or required from time to time to be reserved pursuant to the Certificate) is suspended from trading on, or is not listed (and authorized) for trading on, the Electronic Bulletin Board, Nasdaq, the Nasdaq Small Cap Market, the American Stock Exchange, or the New York Stock Exchange for an aggregate of Ten (10) trading days in any Twelve (12) month period; (ii) the Company fails, and any such failure continues uncured for Seven (7) business days after the Company has been notified thereof in writing by the Holder, to remove any restrictive legend on any certificate for any shares of Common Stock issued after this Registration Statement becomes effective to the Holders upon conversion of the Preferred Stock as and when required by this Certificate of Designation, the Securities Purchase Agreement ("SP Agreement," described below) or any registration rights described in the SP Agreement (the "Registration Rights"); (iii) the Company fails: (x) to file this Registration Statement on or before March 18, 2005, and to cause the registration statement to be declared effective on or before June 20, 2005, in a manner which would allow the sale of all securities registered pursuant to this Registration Statement ("Registerable Securities"); (y) to use its best efforts to cause the registration statement to be declared effective as soon after June 20, 2005, as possible, or (z) to cause the Holders of Convertible Preferred Stock to be able to utilize such Registration Statement for the resale of all of their shares of Registerable Securities, unless the Company is using its best efforts to remedy such inability to utilize this Registration Statement, subject to the Company's Board of Directors having determined in their good faith business judgment by resolution that the continued effectiveness of such Registration Statement would have a material adverse effect on the Company's ability to consummate a financing, acquisition, merger or joint venture, in each case for which substantive discussions are underway, the failure of which to consummate would have a material adverse effect on the Company's financial condition, results of operations or future prospects; provided that in no event shall such failure exist for a total of more than Twenty (20) days in any Twelve (12) month period; or (iv) the Company fails for any reason to (A) issue shares of Common Stock within Ten (10) business days after the expiration of Eight (8) days after the Company's receipt of a notice of conversion with respect to any conversion of Convertible Preferred Stock, or (B) if applicable, to make the cash payment to the extent permitted to be made pursuant in connection with the Common Share Limit; (v) the Company provides notice to any Holder, including by way of public announcement, at any time, of its intention not to issue shares of Common Stock to any Holder upon conversion in accordance with the terms of the Certificate (other than (i) because of unavailability of authorized shares, or (ii) because such issuance would exceed such Holder's allocated portion of the Common Share Limit); (vi) the Company breaches any material covenant or other material term of the Certificate or the SP Agreement including the Registration Rights, the breach of which would have a material adverse effect on the Company or the rights of the Holder with respect to its shares of Preferred Stock or the shares of Common Stock issuable upon conversion of the Convertible Preferred Stock, and such breach continues for a period of Five (5) business days after written notice thereof to the Company; (vii) any representation or warranty of the Company made in any agreement, statement or certificate given in writing in connection with the issuance of the Convertible Preferred Stock (including, without limitation, the SP Agreement including the Registration Rights), shall be false or misleading in any material respect when made and the breach of which has had or could reasonably be expected to have a material adverse effect on the Company or on the Holder with respect to its investment in the shares of Convertible Preferred Stock or the shares of Common Stock issuable upon conversion of the Convertible Preferred Stock; or (viii) the Company fails to increase the amount of authorized but unissued shares of the Company's Common Stock which would be necessary for the Holders to convert 100% of the Convertible Preferred Stock into shares of the Company's Common Stock (the "Reserve Amount") (A) within Ten (10) days following any Three (3) days that the Company's authorized shares fall below the Reserve Amount, if the increase requires only approval of the Company's Board of Directors, or (B) otherwise within sixty (60) days thereafter.

     The Convertible Preferred Stock ranks prior to all Common Stock and prior to any class or series of the Company's capital stock of the Company now outstanding, unless that series of capital stock specifically states that it ranks senior to or pari passu with the Preferred Stock, as to the distribution of assets upon liquidation, dissolution or winding up of the Company, whether voluntary or involuntary. The Convertible Preferred Stock Holders are entitled to receive dividends from the Company, if any are issued by the Company to the same extent as if such Holders had converted their shares of Convertible Preferred Stock into Common Stock. The Holders are not entitled to any voting rights in connection with the Convertible Preferred Stock.

     The Certificate provides for the adjustment of the Conversion Price of the Convertible Preferred Stock if certain events occur. Including:

     (a) if the Company increases the outstanding shares of the Company's Common Stock by a stock split, stock dividend, combination, reclassification or other similar event, the number of shares of Common Stock issuable upon conversion of the Convertible Preferred Stock shall be proportionately increased, or if the Company decreases he outstanding shares of the Company's Common Stock by a reverse stock split, stock dividend, combination, reclassification or other similar event, the number of shares of Common Stock issuable upon conversion of the Convertible Preferred Stock shall be proportionately reduced;

     (b) in the event that (i) the Company makes a public announcement that it intends to consolidate or merge with any other entity (other than a merger in which the Company is the surviving or continuing entity and its capital stock is unchanged and there is no distribution thereof) or to sell or transfer all or substantially all of the assets of the Company or (ii) any person, group or entity (including the Company) publicly announces a tender offer in connection with which such person, group or entity seeks to purchase 50% or more of the Common Stock (the date of the announcement referred to in clause (i) or (ii) of this paragraph is hereinafter referred to as the "Announcement Date"), then the Conversion Price shall, effective upon the Announcement Date and continuing through the consummation of the proposed tender offer or transaction or the Abandonment Date (as defined below), be equal to the lesser of (x) the $0.29 per share or (y) the Conversion Price which would have been applicable for Conversion occurring on the Announcement Date. The "Abandonment Date" means with respect to any proposed transaction or tender offer for which a public announcement as contemplated by this paragraph has been made, the date which is Seven (7) trading days after the date upon which the Company (in the case of clause
     (i) above) or the person, group or entity (in the case of clause (ii) above) publicly announces the termination or abandonment of the proposed transaction or tender offer which causes this paragraph to become operative;

     (c) if the Company shall consolidate with or merge into any corporation or reclassify its outstanding shares of Common Stock (other than by way of subdivision or reduction of such shares) (each a "Major Transaction"), then each Holder shall thereafter be entitled to receive consideration, in exchange for each share of Convertible Preferred Stock held by it, equal to the greater of, as determined in the sole discretion of such Holder: (i) the number of shares of stock or securities or property of the Company, or of the entity resulting from such Major Transaction (the "Major Transaction Consideration"), to which a Holder of the number of shares of Common Stock delivered upon conversion of such shares of Preferred Stock would have been entitled upon such Major Transaction had the Holder's Preferred Shares been converted (without regard to any limitations on conversion) on the trading date immediately preceding the public announcement of the transaction resulting in such Major Transaction and had such Common Stock been issued and outstanding and had such Holder been the holder of record of such Common Stock at the time of such Major Transaction, and the Company shall make lawful provision therefore as a part of such consolidation, merger or reclassification; and (ii) 125% of the Face Amount of such shares of Convertible Preferred Stock in cash;

     (d) if, at any time the Company shall issue any securities which are convertible into or exchangeable for Common Stock ("Convertible Securities") either (i) at a conversion or exchange rate based on a discount from the market price of the Common Stock at the time of conversion or exercise or (ii) with a fixed conversion or exercise price less than the Conversion Price, then, at the Holder's option: (x) in the case of clause (i), the Conversion Price in respect of any conversion of Convertible Preferred Stock after such issuance shall be calculated utilizing the greatest discount applicable to any such Convertible Securities, to the extent such calculation would result in a lower Conversion Price; and (y) in the case of clause (ii), the Conversion Price will be reduced to such lesser conversion or exercise price, to the extent that this would result in a lower Conversion Price.

     (e) if at any time the Company shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of Common Stock as a partial liquidating dividend, by way of return of capital or otherwise (including any dividend or distribution to the Company's stockholders in cash or shares (or rights to acquire shares) of capital stock of a subsidiary (i.e. a spin-off) (a "Distribution"), then the Conversion Price shall be equitably adjusted to take account of such distribution.

     (f) if at any time after the Closing Date, the Company issues any Convertible Securities or rights to purchase stock, warrants, securities or other property (the "Purchase Rights") pro rata to the record holders of any class of Common Stock, then the Holders will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if such Holder had held the number of shares of Common Stock acquirable upon complete conversion of the Preferred Stock (without regard to any limitations on conversion or exercise herein or elsewhere contained) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights; and

     (g) upon the occurrence of each adjustment or readjustment of the Conversion Price, the Company, at its expense, shall promptly compute such adjustment or readjustment and prepare and furnish to each Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any Holder, furnish to such Holder a like certificate setting forth (i) such adjustment or readjustment, (ii) the Conversion Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon conversion of a share of Convertible Preferred Stock.

                        SHARES AVAILABLE FOR FUTURE SALE

     Upon the date of this Prospectus, there are 41,403,830 shares of Common Stock issued and outstanding. Upon the effectiveness of this registration statement, 15,124,138 shares of Common Stock to be resold pursuant to this Prospectus will be eligible for immediate resale in the public market, which includes 900,000 shares of Common Stock which are being resold by one of our shareholders and up to 14,224,138 shares of Common Stock which will be available for immediate sale if and when the holders of Convertible Preferred Stock choose to convert the Convertible Preferred Stock into shares of the Company's Common Stock, and when any market for the Common Stock develops, of which there can be no assurance, without limitation. There currently exists no public market for the Company's Common Stock.

     Upon the effectiveness of this registration statement, there will be approximately 40,375,392 shares of the Company Common Stock which will be subject to the resale provisions of Rule 144. Sales of shares of Common Stock in the public markets may have an adverse effect on prevailing market prices for the Common Stock. Rule 144 governs resale of "restricted securities" for the account of any person (other than an issuer), and restricted and unrestricted securities for the account of an "affiliate" of the issuer. Restricted securities generally include any securities acquired directly or indirectly from an issuer or its affiliates which were not issued or sold in connection with a public offering registered under the Securities Act. An affiliate of the issuer is any person who directly or indirectly controls, is controlled by, or is under common control with, the issuer. Affiliates of the Company may include its directors, executive officers, and persons directly or indirectly owning 10% or more of the outstanding Common Stock. Under Rule 144 unregistered resales of restricted Common Stock cannot be made until it has been held for one year from the later of its acquisition from the Company or an affiliate of the Company.

     Thereafter, shares of Common Stock may be resold without registration subject to Rule 144's volume limitation, aggregation, broker transaction, notice filing requirements, and requirements concerning publicly available information about the Company ("Applicable Requirements"). Resales by the Company's affiliates of restricted and unrestricted Common Stock are subject to the Applicable Requirements. The volume limitations provide that a person (or persons who must aggregate their sales) cannot, within any three-month period, sell more than the greater of one percent of the then outstanding shares, or the average weekly reported trading volume during the four calendar weeks preceding each such sale. A non-affiliate may resell restricted Common Stock which has been held for two years free of the Applicable Requirements.

                  PLAN OF DISTRIBUTION AND SELLING STOCKHOLDERS

     On the date of this offering, the Company has 41,403,830 shares of Common Stock outstanding. This Prospectus relates to the resale of 15,124,138 shares of Common Stock by the Selling Security Holders. The Selling Security Holders are "underwriters" within the meaning of Section 2(a)(11) of the Securities Act of 1933 (the "Securities Act" or the "1933 Act"). None of the Selling Security Holders have held any position, office, or had any other material relationship with the Company, its predecessors or affiliates within the past three years.

     Upon the effectiveness of a registration statement pursuant to the Securities Act to which this Prospectus is a part, all 15,124,138 shares of Common Stock will be freely tradable without restriction or further registration under the Securities Act. Sales of a substantial number of shares of the Company's Common Stock in the public market following this offering could adversely affect the market price of the Common Stock.

     The table below sets forth information with respect to the resale of shares of Common Stock by the Selling Security Holders. We will not receive any proceeds from the resale of Common Stock by the Selling Security Holders.


                                            SELLING STOCKHOLDERS

                                    Common Stock             Common Stock         Beneficial          Percentage
                                  Beneficially Owned       Included in This        Ownership             Owned
      Name(1)                     Before Offering(2)          Prospectus         After Offering      After Offering(3)
-----------------------------------------------------------------------------------------------------------------------
Manillo Investors, Ltd.             1,896,552                 1,896,552                -                  0%
Bayside Associates, Ltd.            1,896,552                 1,896,552                -                  0%
Castlegate Group, Ltd.              1,896,552                 1,896,552                -                  0%
Kensington Group, Ltd.              1,896,552                 1,896,552                -                  0%
Trupello Associates, Ltd.           1,896,552                 1,896,552                -                  0%
William K. Mackey                     900,000                   900,000                -                  0%

The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling security holder has sole or shared voting power or investment power and also any shares, which the selling security holder has the right to acquire within 60 days. Shares of Common Stock subject to a Convertible Note or Warrant currently convertible or exercisable, or convertible or exercisable within 60 days are deemed outstanding for computing the percentage of the selling security holder holding such Convertible Note or Warrant, but are not deemed outstanding for computing the percentage of any other person.

(1) The Selling Security Holders do not hold any position or office, and have not had any material relationship with the Company or any of its affiliates within the past three (3) years.

(2) Includes 100% of the shares issuable upon conversion of the principal amount of the Convertible Preferred Stock. This Registration Statement includes 150% of the amount of shares of Common Stock which the Convertible Preferred Stock can be converted into to account for dividends on the Convertible
Preferred Stock. Pursuant to the Convertible of Designations for the Convertible Preferred Stock, each of the Convertible Preferred Stock Selling Shareholders may at no time hold more than 4.9% of the Company's outstanding Common Stock.

(3) Assumes that all Common Stock beneficially owned before the offering will be sold.

                              PLAN OF DISTRIBUTION

          The Selling Security Holders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Security Holders may use any one or more of the following methods when selling shares:

     -- ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

     -- block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     -- purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

     -- an exchange distribution in accordance with the rules of the applicable exchange;

     --   privately-negotiated  transactions;

     -- broker-dealers may agree with the Selling Security Holders to sell a specified number of such shares at a stipulated price per share;

     --   a  combination  of  any  such  methods  of  sale;  and

     --   any  other  method  permitted  pursuant  to  applicable  law.

     The Selling Security Holders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this Prospectus.

     The Selling Security Holders may pledge their shares to their brokers under the margin provisions of customer agreements. If a Selling Security Holder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

     The Selling Security Holders may sell their shares of Common Stock short and redeliver our Common Stock to close out such short positions; however, the Selling Security Holders may not use shares of our Common Stock being registered in the registration statement to which this Prospectus is a part to cover any short positions entered into prior to the effectiveness of such registration statement. As discussed above in the section entitled "RISK FACTORS", if the Selling Security Holders or others engage in short selling it may adversely affect the market price of our Common Stock.

     Broker-dealers engaged by the Selling Security Holders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Security Holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The Selling Security Holders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

     The anti-manipulation provisions of Regulation M under the Securities Exchange Act of 1934 will apply to purchases and sales of shares of Common Stock by the Selling Security Holders. Additionally, there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Regulation M, the Selling Security Holders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our Common Stock while they are distributing shares covered by this Prospectus.

     Accordingly, the Selling Security Holders are not permitted to cover short sales by purchasing shares while the distribution is taking place. We will advise the Selling Security Holders that if a particular offer of Common Stock is to be made on terms materially different from the information set forth in this Plan of Distribution, then a post-effective amendment to the accompanying registration statement must be filed with the Securities and Exchange Commission.

     The Selling Security Holders will be deemed to be an "underwriter" within the meaning of the Securities Act in connection with such sales. Therefore, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them will be deemed to be underwriting commissions or discounts under the Securities Act.

     We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the Selling Security Holders, but excluding brokerage commissions or underwriter discounts. We and the Selling Security Holders have agreed to indemnify each other against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

                            MARKET FOR COMMON EQUITY
                         AND RELATED STOCKHOLDER MATTERS

     No established public trading market exists for the Company's Common Stock. We have - 0 - shares of Common Stock subject to outstanding options or warrants to purchase the Company's Common Stock. We currently have 1,637 shares of Convertible Preferred Stock outstanding, and pursuant to the Securities Purchase Agreement, the Company has a commitment from the Selling Security Holders to purchase an additional 8,363 shares of Convertible Preferred Stock (for a total of 10,000 shares of Convertible Preferred Stock) on three separate dates, contingent on this Registration Statement becoming effective (described in detail under "Description of Business"). Except for this offering, there is no Common Stock that is being, or has been proposed to be, publicly offered. As of March 16, 2005, there were 41,403,830 shares of Common Stock outstanding, held by 40 shareholders of record.

                                  LEGAL MATTERS

     Certain legal matters with respect to the issuance of shares of Common Stock offered hereby will be passed upon by David M. Loev, Attorney at Law, Houston, Texas.

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.     INDEMNIFICATION OF DIRECTORS AND OFFICERS

     See Indemnification of Directors and Officers above.

ITEM 25.     OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the expenses in connection with this registration statement. All of such expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.

     Description                                    Amount to be Paid
     ------------------------------------------    -------------------
Filing Fee - Securities and Exchange Commission     $          191.62*
Attorney's fees and expenses                                25,000.00*
Accountant's fees and expenses                              10,000.00*
Transfer agent's and registrar fees and expenses             1,500.00*
Printing and engraving expenses                              1,500.00*
Miscellaneous expenses                                            -0-*
                                                   -------------------
Total                                               $       38,191.62*
                                                   ===================

           * Estimated

ITEM 26.     RECENT SALES OF UNREGISTERED SECURITIES

     On February 10, 2005, the Company entered into an Agreement and Plan of Reorganization with Tyrol Therapeutics, LLC, a Delaware limited liability company ("Tyrol") and the members of Tyrol ("Tyrol Members")(the
"Reorganization"). Pursuant to the Reorganization, the Company exchanged 40,900,000 restricted shares of the Company's Common Stock for 100% of the membership interest of Tyrol. The 40,900,000 restricted shares of the Company's Common Stock which were issued to three accredited investors, including 20,000,000 which were issued to the Company's Chief Executive Officer and 20,000,000 which were issued to the Company's Vice President, pursuant to the Reorganization. The Company claims an exemption from registration afforded by Rule 506 of Regulation D under the Securities Act of 1933 (the "Act"), for the issuance of these shares.

ITEM 27. EXHIBITS

Exhibit 2.1(1) Agreement and Plan of Reorganization among Pathogenics, Inc., Tyrol Therapeutics and Members of Tyrol Therapeutics, LLC

Exhibit  3.1(1)     Certificate of Incorporation
Exhibit  3.2(1)     Certificate of Amendment of Certificate of Incorporation
Exhibit  3.3(1)     Certificate for Renewal and Revival of Charter
Exhibit  3.4(1)     Restated Certificate of Incorporation
Exhibit  3.5(1)     Preferred Stock Designation
Exhibit  3.6(1)     Bylaws

Exhibit 5.1(1) Opinion and consent of David M. Loev, Attorney at Law re: the legality of the shares being registered

Exhibit 10.1(1)     Securities Purchase Agreement

Exhibit 10.2(1)     License Agreement
Exhibit 10.3(1)     Assignment of License
Exhibit 10.4(1)     Consent to Assignment of License

Exhibit 10.5(1)     Registration Rights Agreement
Exhibit 10.6(1)     Consulting Agreement with William Mackey

Exhibit 10.7(1)     Employment Agreement with Frederic P. Zotos

Exhibit 23.1(1)     Consent of Malone & Bailey, PC, Certified Public
                    Accountants*
Exhibit 23.2(1)     Consent of David M. Loev, Attorney at Law
                    (included in Exhibit 5.1)

(1)     Filed as an exhibit to this SB-2 Registration Statement.

ITEM 28. UNDERTAKINGS

The  undersigned  registrant  hereby  undertakes:

1. To file, during any period in which offers or sales are being made, a post effective amendment to this Registration Statement:

     (a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

     (b) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and rise represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

     (c) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material changes as such information in the Registration Statement.

2. For determining any liability under the Securities Act, treat each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of the securities at the time as the initial bona fide offering of those securities.

3. To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

5. For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing on Form SB-2 and authorized this Registration
Statement to be signed on its behalf by the undersigned in the City of Hull, Massachusetts, March 18, 2005.


PATHOGENICS, INC.

/s/ Frederic P. Zotos
-------------------------------------
FREDERIC P. ZOTOS
Chief Executive Officer and President

     In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

/s/ Frederic P. Zotos
------------------------------------------
FREDERIC P. ZOTOS, Chief Executive Officer, President, Chief Financial Officer
                   and Director
March 18, 2005

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Frederic P. Zotos his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or is substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been duly signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

SIGNATURE                TITLE                                             DATE
---------                -----                                             ----

                         Chief Executive Officer, Chief Financial
/s/ Frederic P. Zotos    Officer, Secretary, Treasurer and Director
---------------------                                             March 18, 2005
Frederic P. Zotos

/s/ Michael L. Ferrari   Vice President and Director              March 18, 2005
---------------------
Michael L. Ferrari

/s/ William L. Sklar     Director                                 March 18, 2005
-------------------
William L. Sklar